UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UNITRIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which the transaction applies:

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Notice of

2009

Annual Meeting

and Proxy Statement

One East Wacker Drive • Chicago, Illinois 60601

One East Wacker Drive

Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 6, 2009

The 2009 Annual Meeting of Shareholders of Unitrin, Inc. (the “Company” or “Unitrin”) will be held at 10:00 a.m. Central Daylight Saving Time on Wednesday, May 6, 2009, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. Attendees providing proper identification will be directed to the meeting room. The purpose of the Annual Meeting will be to:

(1)	Elect a Board of Directors;

(2)	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2009;

(3)	Approve the material terms of performance goals under the Company’s 2009 Performance Incentive Plan;

(4)	Approve the material terms of performance goals under the Company’s 2005 Restricted Stock and Restricted Stock Unit Plan; and

(5)	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors has fixed March 13, 2009 as the record date for determining shareholders entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of registered shareholders as of the close of business as of March 13, 2009 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 6, 2009 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors.

Scott Renwick

Secretary

Chicago, Illinois

April 1, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 6, 2009. The Company’s 2009 Proxy Statement and 2008 Annual Report to Shareholders are available under Investors on the Company’s website at www.unitrin.com.

Whether or not you plan to attend the Annual Meeting, please complete, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. If you are a registered shareholder, you may also give a proxy by telephone or through the Internet by following the instructions printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

i

PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE COMPANY’S 2009 PERFORMANCE INCENTIVE PLAN	56

PROPOSAL 4: APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE COMPANY’S 2005 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN	63

DIRECTOR COMPENSATION	68
Director Compensation Table	68
2008 Annual Non-Employee Director Compensation Program	70

INCORPORATION BY REFERENCE	71

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PROXY STATEMENT FOR THE

2009 ANNUAL MEETING OF SHAREHOLDERS

The Company’s Board of Directors is furnishing you with this Proxy Statement to solicit proxies to be voted at the 2009 Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Central Daylight Saving Time on Wednesday, May 6, 2009, at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, Illinois 60603. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about April 1, 2009 to all shareholders entitled to vote at the Annual Meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Proxy and Proxy Statement

What is a proxy?

A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated our Chairman, Richard C. Vie, our President and Chief Executive Officer, Donald G. Southwell, and our Executive Vice President and Chief Financial Officer, Eric J. Draut, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?

A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission (“SEC”) which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

On what am I being asked to vote?

Shareholders will vote on the following proposals at the Annual Meeting:

1.	Election of Directors (see pages 13-14 for a list of the Director Nominees);

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2009;

3.	Approval of the material terms of performance goals under the Company’s 2009 Performance Incentive Plan; and

4.	Approval of the material terms of performance goals under the Company’s 2005 Restricted Stock and Restricted Stock Unit Plan.

Who can vote?

You are entitled to vote at the Annual Meeting if you owned Unitrin common stock at the close of business on March 13, 2009. This date is called the record date.

How many shares of Unitrin stock are eligible to be voted at the Annual Meeting?

At the close of business on the record date, there were 62,441,803 shares of Unitrin common stock issued and outstanding. Accordingly, 62,441,803 shares of Unitrin common stock are eligible to be voted at the Annual Meeting. Unitrin had no other voting securities outstanding on March 13, 2009.

How many votes do I have?

Each share of Unitrin common stock that you owned on the record date entitles you to one vote. Your proxy card indicates the number of shares of Unitrin common stock that you owned on March 13, 2009 which are eligible to be voted at the Annual Meeting.

How do I give a proxy to vote my shares?

How you give a proxy to vote your shares depends on whether you hold your shares of Unitrin common stock (i) as a “registered shareholder” or (ii) in “street name” through an institution, such as a stock brokerage firm or bank. The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with the Company’s transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Registered shareholders: If you hold your shares of Unitrin common stock as a registered shareholder (or through the Company’s employee 401(k) Savings Plan), you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date the enclosed proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions no later than 11:59 p.m. Central Daylight Saving Time on Tuesday, May 5, 2009;

•	Access the proxy voting website identified on the proxy card and follow the instructions no later than 11:59 p.m. Central Daylight Saving Time on Tuesday May 5, 2009; or

•	Attend the Annual Meeting in person and deliver a signed proxy or ballot to one of the ushers when requested to do so.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 11:59 p.m. Central Daylight Saving Time on the day before the Annual Meeting. The reason for this cut-off is to allow for the timely assembly and tabulation of telephonic and internet voting instruction data.

Shares held in street name: If you hold your shares of Unitrin common stock in street name through an institution, the institution generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.

How will my proxy be voted?

If you properly sign your proxy card and timely send it to Computershare, or timely deliver your voting instructions by telephone or over the Internet, the individuals designated as proxies on the proxy card will be authorized to vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or to “WITHHOLD” authority to vote for each director nominee. With respect to Proposals 2, 3 and 4, you are given the choice of voting “FOR” or “AGAINST,” or to “ABSTAIN” from voting.

If you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” all of the director nominees in Proposal 1, and “FOR” Proposals 2, 3 and 4.

What is the effect of marking the proxy card to withhold authority in the election of directors?

A proxy card that has been marked “WITHHOLD” with respect to one or more director nominees will be considered as part of the voting power present with respect to the election of directors and will have the effect of a vote against any such nominees.

What is the effect of marking the proxy card to abstain from voting on Proposals 2, 3 or 4?

A proxy card marked “ABSTAIN” from voting on Proposal 2, 3 or 4 will be treated as present for purposes of determining a quorum and counted as votes cast against the proposal.

What are broker non-votes and how might they affect voting?

Broker non-votes can occur in some instances when a stockbroker holding securities in street name for its customer does not receive voting instructions from the customer. In these cases, the applicable New York Stock Exchange (“NYSE”) rules governing stockbrokers allow brokers to exercise discretionary voting power with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Under the current NYSE rules, Proposals 1, 2, 3 and 4 all involve discretionary matters for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to these matters. Accordingly, there can be no broker non-votes at the 2009 Annual Meeting.

How will voting on any other business be conducted?

As of the date hereof, the Company’s management is aware of no business that may come before the Annual Meeting other than Proposals 1, 2, 3 and 4 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.

May I revoke my proxy or change my voting instructions?

If you are a registered shareholder, you may revoke your proxy or change your voting instructions as follows:

•	Deliver to Computershare another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Unitrin’s Secretary, Scott Renwick, in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number on the proxy card and re-vote anytime prior to 11:59 p.m. Central Daylight Saving Time on Tuesday, May 5, 2009;

•	Access the proxy voting website identified on the proxy card and re-vote anytime prior to 11:59 p.m. Central Daylight Saving Time on Tuesday, May 5, 2009; or

•	Attend the Annual Meeting in person and deliver a new signed proxy or ballot to one of the ushers when requested to do so.

If you own your shares of Unitrin common stock in street name, you should contact your stockbroker or other institution holding your shares to determine the procedures, if any, for revoking or changing your voting instructions. Please refer to the discussion under the above question “How do I give a proxy to vote my shares?” regarding shareholders of record and shares held in street name.

If I plan to attend the Annual Meeting, should I give my proxy?

Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

How do I vote in person?

If you owned Unitrin common stock in your own name on March 13, 2009, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on March 13, 2009 and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, Scott Renwick, prior to the commencement of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If your Unitrin shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Quorum and Required Vote

What is a quorum?

To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Unitrin common stock outstanding and entitled to vote as of the record date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted towards a quorum.

How many votes are required to elect the nominees for the Board of Directors, to ratify the selection of the independent registered public accountant and to approve the matters set forth in Proposals 3 and 4?

Under the Company’s Amended and Restated Bylaws (“Bylaws”), if a quorum is present, the affirmative vote of a majority of the outstanding Unitrin common stock having voting power present, in person or by proxy, at the Annual Meeting, is required to elect each nominee for director, to ratify the selection of the independent registered public accountant and to approve the matters set forth in Proposals 3 and 4.

Shareholder Proposals, Nominations and Communications

May a shareholder nominate someone at the 2009 Annual Meeting to be a director of Unitrin or bring any other business before the 2009 Annual Meeting?

The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws and described in each year’s proxy statement. The deadline for notices in relation to the 2009 Annual Meeting has expired, and the Company did not receive any such notices during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2009 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2010 Annual Meeting are summarized below in the answers to the following two questions.

How can a shareholder nominate someone to be a director of Unitrin or bring any other business before the 2010 Annual Meeting?

In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2010 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 5, 2010 and no later than March 8, 2010. However, if the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2009 Annual Meeting (i.e., May 6, 2010), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2010 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2010 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting is first made.

All shareholder proposals and notices should be submitted to the Secretary of Unitrin, at One East Wacker Drive, Chicago, Illinois 60601.

Please note that these requirements relate only to matters intended to be proposed from the floor of the 2010 Annual Meeting. They are separate from certain SEC requirements which must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.

When are shareholder proposals due so that they may be included in Unitrin’s Proxy Statement for the 2010 Annual Meeting?

Pursuant to regulations of the SEC, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2010 Annual Meeting must do so no later than November 30, 2009. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. In addition, these requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Unitrin, at One East Wacker Drive, Chicago, IL 60601.

How may a shareholder or other interested party communicate with the Board of Directors?

Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Unitrin Corporate Responsibility Hotline at 866-398-0010 or submitting a report or inquiry online at www.listenupreports.com.

The Hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chairman of the Nominating & Corporate Governance Committee if addressed to the non-management directors as a group.

Cost of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?

The Company has retained the services of W.F. Doring & Co., Inc. (“Doring”) to aid in the solicitation of proxies. Doring estimates that its fees and expenses for these services will not exceed $15,000. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Doring, amounts paid to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal solicitation of proxies is being made by mail, telephone solicitation may also be made and some proxy materials will be distributed over the Internet. Additional proxy solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Unitrin and Householding Requests

Where can I find more information about Unitrin?

The company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549, by calling the SEC at 202-551-8090 or 800-SEC-0330, or by accessing the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are filed with or furnished to the SEC, the Company makes copies available to the public free of charge (other than access charges by internet service providers) on or through its website at www.unitrin.com. You may also obtain a copy at no charge of the Company’s most recent annual report on Form 10-K, including the financial statements and the financial statement schedules, other materials filed with the SEC and additional information regarding Unitrin as follows:

•	Contact Unitrin Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

•	Write to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?

If you share an address with another shareholder, you may have received only one Proxy Statement unless you provided contrary instructions. This is commonly referred to as “householding.” If you wish, you may request a separate copy from the Company at the address or phone number noted above. Similarly, if you and another shareholder sharing your address received multiple copies of this Proxy Statement, you may request a single copy for future deliveries of communications from the Company at the address or phone number listed above.

OWNERSHIP OF UNITRIN COMMON STOCK

Directors and Executive Officers

The following table shows the beneficial ownership of the Company’s common stock (“Common Stock”) as of March 13, 2009 (unless otherwise indicated) by: (i) each director; (ii) each executive officer named in the SUMMARY COMPENSATION TABLE on page 42 (“Named Executive Officers”); and (iii) all directors and executive officers as a group. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors
James E. Annable	92,009	(2)	*
Eric J. Draut—Executive Vice President and Chief Financial Officer	474,333	(2)	*
Donald V. Fites	35,000	(2)	*
Douglas G. Geoga	47,596	(2)	*
Reuben L. Hedlund	30,020	(2)	*
Jerrold V. Jerome	320,719	(2)	*
William E. Johnston, Jr.	48,894	(2)	*
Wayne Kauth	28,090	(2)	*
Fayez S. Sarofim	4,340,741	(2)(3)	7.0%
Donald G. Southwell—President and Chief Executive Officer	612,176	(2)	1.0%
Richard C. Vie—Chairman	1,395,276	(2)	2.2%
Ann E. Ziegler	37,200	(2)	*
Named Executive Officers (other than Messrs. Vie, Southwell and Draut, who are listed above)
Scott Renwick—Senior Vice President, General Counsel and Secretary	225,379	(2)	*
Richard Roeske—Vice President and Chief Accounting Officer	133,985	(2)	*
Directors and All Executive Officers as a Group (17 persons)	8,063,217	(4)	12.4%

(1)

The percentages shown for any individual and for the directors and executive officers as a group are based on the number of shares outstanding on the record date, March 13, 2009, plus shares which the respective individual or the group has the right to acquire through the exercise of stock options that are currently vested or that will vest as of May 12, 2009 (see notes (2) and (4) below). An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company’s shareholder rights plan adopted August 4, 2004 (the “Rights Plan”). Among other provisions of the Rights Plan, if any person or group beneficially owns 15% or more (22% or more in the case of the

Company’s existing stockholder, Singleton Group LLC, and certain related persons) of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquirer and its affiliates and transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights which has been set at $150 per share.

(2)	Shares shown for the directors and the Named Executive Officers include shares as to which they have the right to acquire through the exercise of stock options that are currently vested or that will vest as of May 12, 2009. The number of such shares for each such person is as follows: Annable (33,617); Draut (362,872); Fites (20,000); Geoga (40,596); Hedlund (28,000); Jerome (32,360); Johnston (39,096); Kauth (21,090); Sarofim (0); Southwell (476,370); Vie (1,165,870); Ziegler (32,000); Renwick (171,824); and Roeske (78,690). Shares shown for Messrs. Annable and Hedlund include, respectively, 59,392 and 2,020 shares held in margin accounts with their brokerage firms or lenders. Shares shown for Messrs. Draut and Roeske include, respectively, 20,000 and 15,000 shares of time-vested restricted stock subject to forfeiture and other restrictions until vesting on September 1, 2010. Shares shown for Messrs. Draut, Renwick, Roeske and Southwell include shares of performance-based restricted stock subject to forfeiture and other restrictions until vesting on February 3, 2012. The number of such shares for each such person is as follows: Draut (7,500); Renwick (3,000); Roeske (1,500); and Southwell (15,000).

(3)	Based on information as of December 31, 2008 contained in a Schedule 13G/A filed jointly with the SEC by Mr. Sarofim and Fayez Sarofim & Co., Mr. Sarofim may be deemed to be the beneficial owner of 4,340,741 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive power as to 2,461,070 shares, shared voting power as to 1,732,942 shares, and shared dispositive power as to 1,879,671 shares. Substantially all of the shares which are not subject to sole voting and dispositive power are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the Chairman of the Board, President, a director, and the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by Sarofim International Management Company for its own account. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive power with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Mr. Sarofim’s mailing address is Two Houston Center, Suite 2907, 909 Fannin Street, Houston, Texas 77010.

(4)	Shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all Named Executive Officers, and (iii) all other executive officers of the Company. Such shares include shares that any such director or executive officer has the right to acquire as of May 12, 2009 through the exercise of stock options.

Certain Beneficial Owners

The following table shows the beneficial ownership of Common Stock by each person, other than the Company’s directors and executive officers shown above, known by the

Company to be the beneficial owner of more than five percent of the outstanding Common Stock. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Singleton Group LLC	12,300,520	(2)	19.7%
11661 San Vicente Blvd., Suite 915 Los Angeles, California 90049
Barclays Global Investors, NA and its affiliates	3,884,999	(3)	6.2%
400 Howard Street San Francisco, California 94105

(1)	Based on the number of shares outstanding on the record date, March 13, 2009. Each outstanding share of Common Stock includes an attached right under the Company’s Rights Plan. See footnote (1) to the table in the preceding section entitled “Directors and Executive Officers.”

(2)	Based on information contained in a Schedule 13D/A filed with the SEC on December 23, 2008 (the “Schedule 13D/A”), the Singleton Group LLC (“LLC”) directly owns 12,300,520 shares of Common Stock. As reported in the Schedule 13D/A, the LLC and Christina Singleton Mednick, William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC, and so may be deemed beneficial owners of all such shares. As reported in a Form 4 filed with the SEC on December 23, 2008, William W. Singleton and Christina Mednick Singleton have indirect interests in these shares as managers of the LLC and as trustees and beneficiaries of certain trusts holding membership interests in the LLC.

The Schedule 13D/A reports that Donald E. Rugg has sole voting and dispositive power with respect to 317 shares of Common Stock. As a result of such shares beneficially owned outside of the LLC and his role as a manager of the LLC, Donald E. Rugg may be deemed a beneficial owner of 12,300,837 shares of Common Stock, which constitutes 19.7% of the Common Stock.

(3)

Based on information as of December 31, 2008 contained in a Schedule 13G filed with the SEC on February 5, 2009, Barclays Global Investors, NA and its affiliates listed in the following sentence beneficially own an aggregate of 3,884,999 shares of Common Stock, as to which they have sole dispositive power and which includes 3,353,212 shares as to which they have sole voting power. Of such aggregate ownership: Barclays Global Investors, NA beneficially owns 1,117,297 shares, as to which it has sole dispositive power and which includes 904,584 shares as to which it has sole voting power; Barclays Global Fund Advisors beneficially owns 2,633,352 shares, as to which it has sole dispositive power and which includes 2,355,284 shares as to which it has sole voting power; Barclays Global Investors, Ltd. beneficially owns 61,107 shares as to which it has sole dispositive power and which includes 20,101 shares as to which it has sole voting power; Barclays Global Investors Japan Limited beneficially owns 71,938 shares, as to which it has sole dispositive and voting power; and Barclays Global Investors Canada Limited beneficially owns 1,305 shares, as to which it has sole dispositive and voting power. According to the Schedule 13G, the shares are held by the respective companies in trust accounts for account beneficiaries.

The address of the principal business office of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105. The address of the principal business office of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, England EC3N 4HH. The address of the principal business office of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan. The address of the principal business office of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers, and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company’s knowledge of stock transfers, its review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2008 with one exception. A Form 5 filed by Dr. Annable inadvertently reported only one of two gifts of 1,000 shares of the Company’s Common Stock that he made on December 31, 2008. An amended Form 5 was filed to report the additional shares that had been gifted but not reported in the original filing.

PROPOSAL 1:

ELECTION OF DIRECTORS

Election

Ten directors are to be elected at the Annual Meeting to serve for a term of one year or until the election of their successors. If any of the persons named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. The affirmative vote of the majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to elect each director nominee. Two of the Company’s current directors, Donald V. Fites and Jerrold V. Jerome, will be retiring at the 2009 Annual Meeting and so will not be standing for re-election.

Business Experience of Nominees

The following is a summary of the business experience for at least the last five years of each person nominated to be a director of the Company. All of the nominees are incumbent directors.

James E. Annable, 65, has been a director of the Company since November 1993. Dr. Annable serves as Secretary to the Federal Advisory Council of the Board of Governors of the Federal Reserve Board. Previously, Dr. Annable served as Economic Advisor to the Chief Executive Officer of JPMorgan Chase & Co. Prior to his retirement in June 2001, Dr. Annable served as Senior Vice President and Director of Economics for Bank One Corporation, and previously held a variety of offices with the bank and its predecessors

Eric J. Draut, 51, has been a director of the Company since February 2002, at which time he was elected Executive Vice President. Mr. Draut is the Company’s Chief Financial Officer, a position he has held since February 1997. Mr. Draut was a Senior Vice President of the Company from February 1999 until February 2002, and served as Treasurer from April 1992 until February 2002. Mr. Draut was a Vice President between October 1997 and February 1999, and Controller from February 1990 until February 1997. Mr. Draut is also a director of Intermec, Inc., which designs, develops, manufactures, integrates, sells, resells and services wired and wireless automated identification and data collection products.

Douglas G. Geoga, 53, has been a director of the Company since February 2000. Mr. Geoga is founder and principal of Geoga Group, L.L.C., a hospitality investment and advisory consulting firm. Until July 1, 2006, Mr. Geoga served as the President of Global Hyatt Corporation and as the President of Hyatt Corporation and the President of AIC Holding Co., the parent corporation of Hyatt International Corporation, both privately-held subsidiaries of Global Hyatt Corporation which collectively operate the Hyatt chain of full-service hotels throughout the world. In addition, from 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.

Reuben L. Hedlund, 72, has been a director of the Company since November 1993. He has been a managing director or partner of the Chicago law firm of Hedlund & Hanley, LLC (and its predecessor firms) for more than the last five years.

William E. Johnston, Jr., 68, has been a director of the Company since October 1997. Until August 2004, Mr. Johnston served as President de Conseil de Surveillance and as a director of Salins Europe, a privately-held European salt company in which he was an investor. Prior to his retirement in June 2000, Mr. Johnston served as President, Chief Operating Officer and a director of Morton International, Inc., and as Senior Vice President of Rohm & Haas Company following its acquisition of Morton International, Inc. Mr. Johnston is also a director of Autoliv, Inc., a provider of automotive safety systems headquartered in Sweden.

Wayne Kauth, 75, has been a director of the Company since March 2003. Mr. Kauth has been an independent consultant to the financial services industry, specializing in the life/health and property/casualty insurance fields, for more than the past five years. Mr. Kauth is a retired partner of Ernst & Young, LLP where he specialized in accounting and auditing matters for the insurance industry and was the firm’s National Insurance Technical Director. Mr. Kauth holds both the Chartered Property & Casualty Underwriter and Chartered Life Underwriter designations and is a fellow of the Life Management Institute. As a Certified Public Accountant, Mr. Kauth has served on a number of committees and working groups for the American Institute of Certified Public Accountants and National Association of Insurance Commissioners.

Fayez S. Sarofim, 80, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. He is also a director of Argo Group International Holdings, Ltd., an international underwriter of specialty insurance and reinsurance products in the property and casualty market.

Donald G. Southwell, 57, has been a director of the Company since February 2002, and has served as President and Chief Executive Officer since August 2006. Mr. Southwell served as President and Chief Operating Officer between February 2002 and August 2006, as Senior Vice President between February 1999 and February 2002, and as Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company’s insurance operations from October 1999 until February 2002. Mr. Southwell joined Unitrin in March 1996 as the head of the Unitrin Life and Health Insurance Group.

Richard C. Vie, 71, has been a director of the Company since March 1990, has served as Chairman of the Board of Directors since January 1999, and has held the office of Chairman since August 2006. From March 1992 until August 2006, Mr. Vie served as Chief Executive Officer, and also served as President from March 1992 until February 2002.

Ann Ziegler, 50, has been a director of the Company since November 2001. Ms Ziegler is the Senior Vice President and Chief Financial Officer of CDW Corporation. CDW is a leading provider of technology solutions for business, government and education. From November 2000 until April 2008, Ms Ziegler served as a Senior Vice President of Sara Lee Corporation, a global branded consumer packaged goods company. Ms. Ziegler is also a director of Hanesbrands Inc., a global consumer goods company and leading marketer of apparel.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF ALL TEN NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

The Company has adopted the following documents which are posted under Governance on the Company’s website at www.unitrin.com. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

•	Corporate Governance Guidelines

•	Charters of the Following Committees of the Board of Directors:

➢	Audit Committee

➢	Compensation Committee

➢	Nominating & Corporate Governance Committee

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

•	Director Independence Standards

The Code of Business Conduct and Ethics applies to the Company’s directors, officers and other employees. The Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, or persons performing similar functions. The Company intends to disclose future amendments to, and any waivers for directors or officers (though none are anticipated) from, the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers under Governance on the Company’s website at www.unitrin.com.

Related Person Transactions

The Board of Directors has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning five percent or more of the Company’s Common Stock, or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved or ratified by the Nominating & Corporate Governance Committee of the Board of Directors. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.

Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration by the Nominating & Corporate Governance Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the Nominating & Corporate Governance Committee may consider the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the Nominating & Corporate Governance Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.

In accordance with the Policy on Related Person Transactions, the Nominating & Corporate Governance Committee has reviewed certain transactions with the Company involving Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm of which Mr. Sarofim, a member of the Company’s Board of Directors, serves as Chairman of the Board, President, a director, and is the majority shareholder. One of the Company’s insurance company subsidiaries was a party to an agreement with FS&C in 2008 under which FS&C provided investment management services to the subsidiary. While FS&C managed certain investments for such subsidiary in 2008, all such investments were sold during the year and none remained under management by FS&C as of December 31, 2008. The agreement was terminated in February of 2009. In addition, FS&C provides investment management services with respect to certain funds of the Company’s pension plans. The agreement governing these arrangements is terminable by either party at any time on 30 days advance written notice. At December 31, 2008, the Company’s pension plans had $68.5 million in assets under management with FS&C.

Under each of these investment advisory arrangements, FS&C is entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2008, the Company’s subsidiaries and the Company’s pension plans paid fees of $0.7 million in the aggregate to FS&C.

With respect to the Company’s 401(k) Savings Plan and Defined Contribution Retirement Plan, one of the alternative investment choices afforded to participating employees is the Dreyfus Appreciation Fund, an open-end, diversified management investment fund (the “Fund”). FS&C provides investment management services to the Fund as a sub-investment advisor. According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund’s average daily net assets. The Company does not compensate FS&C for services provided to the Fund. As of December 31, 2008, Company employees participating in the Company’s 401(k) Savings Plan and Defined Contribution Retirement Plan had allocated $14.7 million for investment in the Fund, representing 7% of the total amount invested in such plans.

Following its initial review of the relevant facts and circumstances, transactions involving Mr. Sarofim and FS&C, the Nominating & Corporate Governance Committee determined that the transactions had been entered into and maintained on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties, concluded that they were consistent with the best interests of the Company and its shareholders, and ratified the transactions under the Company’s Policy on Related Person Transactions.

With the approval of the Executive Committee of the Company’s Board of Directors, Mr. Draut, the Company’s Executive Vice President and Chief Financial Officer and a member of the Company’s Board of Directors, was elected a director of Intermec, Inc. (“Intermec”) on October 3, 2008. The Company owns 12,657,764 shares of common stock of Intermec, representing approximately 20.6% of the total outstanding common stock of Intermec as of February 18, 2009 (based on information disclosed in the Annual Report on Form 10-K filed by Intermec on February 26, 2009), and its Life and Health Insurance segment paid $0.5 million to Intermec in 2008 for maintenance of hand held computers previously purchased from Intermec. Pursuant to Intermec’s compensation program for non-employee directors, Mr. Draut is entitled to receive annual retainers, meeting attendance fees, and annual grants of stock options and restricted deferred stock units from Intermec in connection with his service as a member of its board of directors.

Director Independence

To assist in its determination of director independence, the Board of Directors has adopted categorical standards (“Director Independence Standards”) consistent with Section 303A of the Listed Company Manual (“NYSE Listing Standards”) of the NYSE. The Director Independence Standards are posted under Governance on the Company’s website at www.unitrin.com. Under the Director Independence Standards, a director is not independent unless the director and his or her immediate family members meet the independence requirements under the NYSE Listing Standards and applicable SEC rules.

The Director Independence Standards incorporate by reference the relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board of Directors believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.

In connection with its annual independence assessment, the Board of Directors reviewed the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information. The Board of Directors examined certain relationships between particular directors and the Company or other entities with which the Company has business dealings from time to time, and concluded that all such relationships were categorically immaterial under the Director Independence Standards. Based on its review and discussion in connection with its determination of the slate of candidates for election to the Board of Directors at the 2009 Annual Meeting, the Board of Directors affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules, and the Director Independence Standards, the majority of the members of the Board of Directors is independent, and that Messrs. Annable, Geoga, Hedlund, Johnston and Kauth and Ms. Ziegler are each independent and have no material relationships with the Company. The Board of Directors previously made the affirmative determination that Mr. Fites, who is not standing for re-election, is independent and has no material relationships with the Company. This finding is consistent with the factual information derived from the 2009 questionnaire and affirmations completed by Mr. Fites.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors met seven times during 2008.

The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The following table shows Board committee membership and the number of meetings held in 2008:

Executive Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
James E. Annable Jerrold V. Jerome * Fayez S. Sarofim Donald G. Southwell Richard C. Vie	Douglas G. Geoga Reuben L. Hedlund William E. Johnston, Jr. Wayne Kauth * (Effective 2/4/09) Ann E. Ziegler	James E. Annable * Donald V. Fites Douglas G. Geoga William E. Johnston, Jr. Wayne Kauth	James E. Annable Donald V. Fites Reuben L. Hedlund * Ann E. Ziegler
1 meeting held in 2008 **	10 meetings held in 2008	4 meetings held in 2008	5 meetings held in 2008
*	Committee Chairman
**	In addition, the Executive Committee took action by unanimous consent in lieu of meetings four times in 2008.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend Board meetings and meetings of the Board committees on which they serve. In 2008, each director attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served. Under the Company’s Policy on Director Attendance at Annual Meetings, all directors are expected to attend annual meetings of the Company’s shareholders unless unavoidable obligations or other circumstances prevent their attendance. Each of the directors attended the 2008 Annual Meeting of Shareholders.

The non-management members of the Board of Directors meet regularly in executive session. The Chairman of the Nominating & Corporate Governance Committee presides at these executive sessions.

The following is a brief description of the functions of each of the four Board committees:

Executive Committee—May exercise all powers and authority of the Board of Directors in the management of the business of the Company except for:

•	certain powers which, under Delaware law, may be exercised only by the full Board of Directors; and

•	such other powers as may be granted to other committees by resolution of the Board of Directors or as defined in the charters of such committees.

Audit Committee—Assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s qualifications, independence and performance; and

•	the performance of the Company’s internal audit function.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms.

The Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with the NYSE Listing Standards, that each member of the Audit Committee meets the independence requirements for audit committee membership under the SEC rules, and that Messrs. Kauth and Johnston, current and former Chairman of the Audit Committee, are qualified as audit committee financial experts under the SEC rules. Mr. Kauth succeeded Mr. Johnson as Audit Committee Chairman on February 4, 2009. The Audit Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Compensation Committee—Assists the Board of Directors in fulfilling its responsibilities relating to:

•	overseeing the compensation of the Company’s executive officers, operating company presidents and group executives;

•

reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance and compensation in light of such goals and objectives, and setting the Chief Executive Officer’s compensation based on such evaluation;

•	reviewing and making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the base salary, bonus and equity award components of the annual compensation of the executive officers, operating company presidents and group executives;

•	setting performance criteria for bonuses under the Unitrin, Inc. Incentive Bonus Plan (“Incentive Bonus Plan”) and the 2009 Performance Incentive Plan (“Performance Incentive Plan”);

•	reviewing and approving any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers;

•

administering the Company’s 1990, 1997 and 2002 Stock Option Plans (“Employee Stock Option Plans”), 1995 Non-Employee Director Stock Option Plan (“Director Stock Option Plan”) and 2005 Restricted Stock and Restricted Stock Unit Plan (“Restricted Stock Plan”);

•

approving award recipients and determining the terms of awards pursuant to the 2002 Employee Stock Option Plan and the Restricted Stock Plan (no new grants may be awarded under the 1990 or 1997 Stock Option Plans); and

•	reviewing and making recommendations to the Board of Directors on director compensation.

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee Charter is posted under Governance on the Company’s website at www.unitrin.com. Additional information about the Compensation Committee procedures is provided below in the section entitled “Executive Compensation.”

Nominating & Corporate Governance Committee—Assists the Board of Directors in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board in connection with each annual meeting of shareholders;

•	developing and assessing principles and guidelines for corporate governance, business conduct and ethics and recommending their adoption and periodic revision to the Company’s Board of Directors;

•	leading the Board of Directors in its annual review of the Board’s performance; and

•	recommending director nominees to the Board for each Board committee.

The Board of Directors has determined that each member of the Nominating & Corporate Governance Committee is independent in accordance with the NYSE Listing Standards. The Nominating & Corporate Governance Committee Charter is posted under Governance on the Company’s website at www.unitrin.com.

Selection of Board Nominees

In accordance with its charter, the Nominating & Corporate Governance Committee recommends a full slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the Nominating & Corporate Governance Committee recruits, screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The Nominating & Corporate Governance Committee may retain search firms to identify director candidates.

The Nominating & Corporate Governance Committee evaluates potential nominees for director against the following standards:

•	The highest ethical standards and integrity.

•	Must be willing and able to devote sufficient time to the work of the Board.

•	Must be willing and able to represent the interests of shareholders as a whole rather than those of special interest groups.

•	No conflicts of interest that would interfere with performance as a director.

•	A reputation for working constructively with others.

•	A history of achievement at a high level in business or the professions that reflects superior standards.

•	Possess qualities that contribute to the Board’s diversity.

The Company will consider director recommendations by shareholders that are made in writing, addressed to Unitrin’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The Nominating & Corporate Governance committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of James E. Annable, Donald V. Fites, Douglas G. Geoga, William E. Johnston, Jr. and Wayne Kauth. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2008 which required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board of Directors are discussed in more detail above under the headings “Related Person Transactions” and “Director Independence.”

No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board of Directors.

AUDIT COMMITTEE REPORT

This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes.

The Audit Committee consists of the following members of the Company’s Board of Directors: Wayne Kauth (Chairman), Douglas G. Geoga, Reuben L. Hedlund, William E. Johnston, Jr. and Ann E. Ziegler.

The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on, whether the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2008, the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from and discussed with Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee regarding independence, and has discussed with Deloitte & Touche its independence. The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche described in this Proxy Statement is compatible with maintaining the independence of Deloitte & Touche.

In reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF UNITRIN, INC.

Wayne Kauth—Chairman
Douglas G. Geoga	Reuben L. Hedlund
William E. Johnston, Jr.	Ann E. Ziegler

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Independent Registered Public Accountant Fees for 2008 and 2007

Deloitte & Touche, a registered public accountant with the Public Company Accounting Oversight Board, served as the Company’s independent registered public accountant for and during the years ended December 31, 2008 and 2007. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2008 and 2007.

	2008	2007
Audit Fees	$3,826,783	$3,690,123
Audit-Related Fees	53,473	36,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$3,880,256	$3,726,623

Audit Fees in 2008 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2008 fiscal year. Audit-Related Fees in 2008 represent fees incurred to audit one of the Company’s employee benefit plans, fees to review auditor workpapers in connection with a pre-acquisition due diligence review by the Company and fees incurred to permit other auditors access to review Deloitte & Touche’s workpapers in connection with the sale of the Company’s former Unitrin Business Insurance unit.

Audit Fees in 2007 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the

Company and its subsidiaries for the 2007 fiscal year. Audit-Related Fees in 2007 represent fees incurred to audit one of the Company’s employee benefit plans and fees to review auditor workpapers in connection with the Company’s pre-acquisition due diligence reviews.

Pre-Approval of Services

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the prior approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Prior approval of non-audit services may be delegated to the Chairman of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2008 and 2007 were pre-approved by the Audit Committee.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has selected Deloitte & Touche as the Company’s independent registered public accountant for 2009, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.

The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2009 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.

It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF PROPOSAL 2.

UNITRIN EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of the Company’s executive officers, other than Messrs. Vie, Southwell and Draut, whose business experience is described above in the section entitled “Business Experience of Nominees.” The executive officers serve at the pleasure of the Board of Directors.

David F. Bengston, 60, was elected a Vice President of the Company in April 1992, and served as Treasurer between February 1990 and April 1992.

John M. Boschelli, 40, was elected a Vice President of the Company in May 2007 and Treasurer in February 2002. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company’s wholly-owned subsidiary, Unitrin Services Company, a position he held from December 1997 through April 2002.

Edward J. Konar, 52, was elected a Vice President of the Company in January 2001. Mr. Konar has served as Group Executive since January 2008. From October 2002 until August 2008, Mr. Konar served as Vice President of Corporate Administration. Mr. Konar joined the Company in March 1990 as Tax Director and served in that capacity until October 2002.

Scott Renwick, 57, was elected a Senior Vice President of the Company in February 2002, and has served as General Counsel since February 1999, Secretary since May 1996, and was Counsel between January 1991 and February 1999.

Richard Roeske, 48, was elected a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. Mr. Roeske joined the Company in January 1990 as Manager of External Financial Reporting. He became the Company’s Assistant Controller in April 1992 and Corporate Controller in February 1997.

EXECUTIVE COMPENSATION

Discussion of Compensation Committee Governance

Compensation Committee Authority and Delegation

The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at www.unitrin.com.

The Compensation Committee has the sole authority to retain outside legal, accounting or other advisors, including compensation consultants to assist the committee in its evaluation of executive compensation, and to approve related fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to its subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal and regulatory requirements. However, the Compensation Committee does not have any subcommittees, and no such delegations have been made.

Under the terms of the Employee Stock Option Plans and the Restricted Stock Plan, the Board of Directors may by resolution authorize one or more officers of the Company to designate recipients for a limited number of awards under the plans, and the size, terms and conditions for such awards. No authorized officer may make such an award to himself or herself or to any of the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act (“Section 16 Officers”). Such delegated award authority has been sparingly used and limited to situations involving new hires and promotions, and has been reported to and monitored by the Compensation Committee on a regular basis. More information about delegations and awards thereunder which have been made under the Company’s equity plans is included under the heading “Equity-Based Compensation Granting Process” in the Compensation Discussion and Analysis section below.

Compensation Committee Process Overview

The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation paid to the Company’s executive officers and directors. The evaluation generally begins with an offsite meeting of the Compensation Committee held in the last quarter of each year without the presence of management. At its first meeting of each year, typically held in late January or early February, the Compensation Committee makes decisions as to any changes to the Company’s executive compensation plans and programs, determinations as to the current-year base salary and equity-based compensation awards and validation of prior-year bonuses to be paid to the Company’s executive officers, operating company presidents and group executives, and any changes to the director compensation program. The Compensation Committee also sets the formulas under the 2009 Performance Incentive Plan (Incentive Bonus Plan for years prior to 2009) for the executive officers, operating company presidents and group executives for the current year and approves equity-based compensation awards to other employees under the Employee Stock Option Plans and the Restricted Stock Plan.

The Role of Compensation Consultants

The Compensation Committee engaged the services of Hewitt Associates (“Hewitt”) as its independent compensation consultant in connection with its deliberations on executive officer and director compensation for 2008. The Compensation Committee directed Hewitt to provide the committee with benchmarking data based on comparable companies in the industry for the chief executive officer, chief financial officer, general counsel and operating company president positions. Hewitt also provided to the Committee data and practices with respect to outside director compensation, and also advised the committee on current trends and developments related to executive compensation matters in the context of annual shareholder meetings and proxy disclosures. The involvement of Hewitt in the 2008 executive compensation decision-making process is described in more detail in the discussion under the heading “Benchmarking Analysis” in the Compensation Discussion and Analysis section below.

The Compensation Committee also asked Hewitt to assist with its evaluation and redesign of the Company’s executive compensation program. The objectives of the

Compensation Committee included shifting the program emphasis from fixed pay to variable pay calibrated to performance and longer-term goals, and designing a new long-term equity vehicle consistent with these objectives and the elimination of the restorative option feature of the Company’s stock option plans. This project culminated with the adoption by the Compensation Committee of a new executive compensation program for 2009 which encompasses a revised mix of compensation elements, a new cash-based incentive plan and changes to the Company’s stock option and restricted stock programs. These changes are described in more detail in the discussions in the Compensation Discussion and Analysis section below.

The Role of Executive Officers

The Chief Executive Officer plays an important role in the annual compensation decision-making process for the executive officers of the Company other than himself and the Chairman, by providing performance assessments and making compensation recommendations to the Compensation Committee. The information provided by the Chief Executive Officer includes annual recommendations regarding any changes to the annual base salary and the equity compensation grants to the other members of senior management and the selection and weighting of the specific performance criteria under the Company’s bonus plan.

The Chief Financial Officer is also involved in the annual compensation decision-making process for executive officers who report directly to him, by providing performance assessments and making compensation recommendations to the Chief Executive Officer for consideration by the Compensation Committee. Additionally, at the request of the Compensation Committee, the Company’s management provides data to the committee’s independent compensation consultant about the Company’s equity compensation programs, employee benefit and retirement plans and the compensation and stock holdings of the Company’s executive officers.

In addition to considering the benchmarking data provided by Hewitt, the Compensation Committee also considers the recommendations provided by the Chief Executive Officer with regard to the compensation of executive officers other than himself and the Chairman, and discusses the rationale and strategy involved in determining these recommendations in meetings with the Chief Executive Officer. The Compensation Committee views its role with regard to the compensation of these other executive officers as collaborative, giving due consideration to the Chief Executive Officer’s knowledge and judgment in determining the recommended levels of their compensation.

In connection with the executive compensation program review mentioned in the section above under the heading “The Role of Compensation Consultants,” the Compensation Committee sought the views of the Company’s executive officers and operating company presidents. Their recommendations, which included enhanced focus on business unit performance over both short- and long-term periods, emphasis on variable and “at-risk” pay and the addition of a long-term cash performance plan, were taken into consideration when the key objectives were established by the Compensation Committee for the design of the revised compensation program for 2009.

Neither the Chief Executive Officer nor any other executive officer makes recommendations or is otherwise involved in the process of analyzing and determining compensation for the non-employee members of the Board of Directors. Non-employee director compensation is determined exclusively by the Board of Directors, after considering recommendations of the Compensation Committee.

Compensation Discussion and Analysis

Overview of the Company’s Executive Compensation Program

The Company’s executive compensation program includes bonus and long-term incentive plans designed to reward its executives for increasing shareholder value. The basic objective of the program is to attract, retain and motivate the performance of the Company’s executives by providing compensation packages that include reasonable and competitive direct compensation. The Company’s executive officers receive a few modest perquisites and are eligible to participate in employee health and welfare benefits and retirement plans offered by the Company.

The fundamental and historical principle underlying the Company’s executive compensation program is that executive compensation should be structured so as to focus management on increasing shareholder value. The Company’s long-standing philosophy embodies this principle and emphasizes long-term compensation linked to Company and stock performance, thereby aligning the interests of the Company’s management and shareholders. The Compensation Committee has carried out this basic Company philosophy by providing the executive officers with programs that tie a substantial portion of their compensation to the long-term appreciation in the value of the Company’s stock.

Historically, the alignment of management and shareholder interests has been achieved primarily through the Company’s employee stock option program, which facilitates turning key executives into shareholders of the Company. The Compensation Committee strongly believes that stock options provide an effective means of motivating shareholder-focused behavior by key executives, since the compensation associated with stock options is truly “at risk,” i.e., stock options ultimately have value to the executive only to the extent that the Company’s share price appreciates after the grant date. The Compensation Committee closely monitors share retention by key executives. For more information about executive officer stock ownership, see the discussion on page 37 under the heading “Stock Ownership Policy.”

As mentioned in the section on page 26 under the heading “The Role of Compensation Consultants,” the Compensation Committee retained Hewitt in 2008 to aid the Company in reviewing its executive compensation program and in designing revisions to the components of the program. In finalizing the executive compensation program changes for 2009 at the conclusion of this review, the Compensation Committee focused on four primary issues:

•

Revising the mix of compensation elements by reducing, over time, the portion of total compensation attributable to cash salaries (generally by freezing base salary levels) through the addition of a new performance-based, longer-term cash incentive program and by altering the equity compensation element from a focus on option awards to a combination of option and performance-based restricted stock awards;

•	Determining the level of senior-executive compensation in the context of Company performance in a difficult economic environment;
•	Considering the pension plan implications of changes in the compensation program; and
•	Calibrating variable pay to performance goals.

The executive compensation program adopted by the Compensation Committee for 2009 features a new cash incentive plan that provides for both annual performance-based bonus awards and multi-year awards tied to longer-term performance objectives. Beginning in 2009, the equity-based portion of the compensation program has shifted from only stock options with a restorative option feature, to a combination of performance-based restricted stock and stock options without a restorative option feature.

Allocation of Specific Elements of Compensation

To enable the Company to successfully compete for talent and retain its valued executives, the Company provides a package of compensation that is generally competitive with the marketplace, and consists of a variety of elements emphasizing long-term and contingent rewards linked to Company performance. The Compensation Committee believes that the success of the program is illustrated by the fact that there has been very little turnover among the Company’s executive officers in its nineteen-year history. The Company’s executive compensation has previously consisted principally of cash salary, cash bonus and stock options. Although grants under the Restricted Stock Plan have not been included as a basic component of annual executive officer compensation, they have been available as an additional compensation tool to provide flexibility in response to changing circumstances and specific developments, and, as mentioned above, performance-based restricted stock will be included as a basic component of executive officer compensation beginning in 2009.

Historically, there have been no fixed formulas in the Company’s executive compensation program that allocate compensation between cash and non-cash compensation, or determine the mix or levels of compensation, except in connection with formula bonuses under the Company’s bonus plan. Rather, the program includes a range of tools aimed at providing competitive advantage and flexibility to respond to developments within or otherwise affecting the Company from time to time. Consistent with its overall program objectives and underlying philosophy, as described above, the Company emphasizes the compensation elements linked most closely to increasing shareholder value.

Providing a competitive salary is important in achieving the Company’s objective of attracting and retaining superior executive talent. Salary generally reflects an individual’s responsibilities and experience as well as competitive marketplace factors. The bonus component of compensation furthers the fundamental principle of linking compensation to Company performance, particularly growth and profitability, two metrics that the Company believes are critical to driving the creation of shareholder value. Equity-based compensation is considered a key source of contingent compensation intended to align management incentives with shareholder interests.

In connection with the executive compensation program changes for 2009 approved by the Compensation Committee, the mix of pay components was shifted to include more “at-risk” compensation in 2009. The 2009 Performance Incentive Plan approved by the Committee was designed to balance short-term and long-term operational performance incentives.

Compensation Strategy and Analysis

General Strategy

In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of its consistency with the Company’s underlying principles and objectives, the total value to individual executives and the cost to the Company. Executive compensation decisions incorporate the following three-part strategy by the Compensation Committee:

•	Reward results primarily through long-term incentives with contingent value based on stock performance;
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Consider, with the assistance of its independent compensation consultant, industry data on levels of executive compensation for certain specific positions at similar companies in the industry to assess the extent to which the Company’s practices may vary from industry practices and determine whether any noted variances are reasonable, appropriate and purposefully designed to successfully attract and retain skilled executives in a highly competitive marketplace; and

•

Obtain a clear understanding of the business strategies and objectives of the Chief Executive Officer and other members of senior management, and their reasoning and recommendations for motivating their key subordinates. The Compensation Committee believes it is important and appropriate to give serious consideration to the views of senior management who run the Company and supervise its key managerial employees.

Benchmarking Analysis

The background work for the compensation decisions made in the first quarter of 2008 began at the end of 2007. In the course of its executive compensation review for 2008, the Compensation Committee considered two benchmarking analyses. The first analysis considered the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, based on an analysis of proxy statements. The compensation components in the first analysis, which was provided by Hewitt, included base salary, actual bonus, long-term incentives, and total compensation. The second benchmarking analysis considered the compensation components of base salary, target bonus, long-term incentives and total compensation for the Company’s Chief Executive Officer and operating company presidents, using data from Hewitt’s proprietary database.

As indicated above, two different groups of comparator companies were utilized in the Hewitt compensation benchmarking analysis. One comparator group (“Proxy Group”) consisted of eleven publicly-traded companies in the insurance industry with profiles similar to the Company’s based on information disclosed in their proxy statements. Most of the companies included in the Proxy Group had a majority of their operations in the property and casualty insurance sector of the insurance industry and revenues, assets and market capitalization at levels comparable to those of the Company. The following companies were included in the Proxy Group: W. R. Berkley Corporation; Cincinnati Financial Corporation; HCC Insurance Holdings, Inc.; Leucadia National Corporation; Markel Corporation; Ohio Casualty Corporation; Old Republic International Corporation; Progressive Corporation; Selective Insurance Group, Inc.; Torchmark Corporation; and White Mountains Insurance Group, Ltd. The positions of the Chief Executive Officer, Chief Financial Officer and General Counsel were matched, to the extent these positions were disclosed by the companies in the Proxy Group, and compensation data was based on disclosures in proxy statements filed in 2007. As reported in such proxy statements, bonus data included in the analysis were actual bonuses earned in 2006 and paid in 2007. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The second comparator group (“Custom Insurance Group”) included in the Hewitt analysis encompassed a custom group of thirty-seven companies derived from a proprietary Hewitt database of the insurance industry, which includes many privately-held corporations. The large number of companies in this group enabled Hewitt to better identify positions within those companies that are comparable to Unitrin’s operating company presidents, whose blended responsibilities make such a matching process difficult. The following companies were included in the Custom Insurance Group:

AEGON USA, Inc.	Health Net
Aetna Inc.	Humana Inc.
Alfa Corporation	Kaiser Permanente
American Family Insurance Group	Liberty Mutual Insurance Group
American International Group, Inc.	Lincoln National Corporation
American National Insurance Company	Mercury Insurance
American United Life Insurance Co	Metropolitan Life Insurance Company
Aon Corporation	Nationwide Insurance Companies
Arkansas Blue Cross and Blue Shield	The Northwestern Mutual Life Insurance Company
The Auto Club Group—Michigan	Pacific Life Insurance Co.
Blue Cross and Blue Shield of South Carolina Blue Cross Blue Shield of Kansas City	Pennsylvania National Mutual Casualty Insurance Company
Blue Shield of California	PMA Capital Corporation
The Chubb Corporation	The PMI Group, Inc.
CIGNA Corporation	Protective Life Corporation
CNA Financial Corporation	SAFECO Corporation
Coventry Health Care	Sentry Insurance
Fireman’s Fund Insurance Company	State Farm Insurance Companies
The Hartford Financial Services Group, Inc.	Wellpoint, Inc.

The Custom Insurance Group analysis compared the compensation of Unitrin’s Chief Executive Officer and its operating company presidents with the compensation for comparable positions at companies within the Custom Insurance Group. The Company ranked at the 30th percentile of the Custom Insurance Group based on total assets. Because compensation levels are generally correlated to company size and the Company is smaller than the median of the companies in the Custom Insurance Group, the Committee determined that it would be helpful to reference compensation data that were based on approximately the same percentile ranking as company size. Accordingly, compensation data were based on the 33rd percentile of the Custom Insurance Group. Long-term incentives were annualized and valued using Hewitt’s valuation methodology.

The Compensation Committee utilized the benchmarking data as a test of the reasonability of the compensation paid to the Company’s Chief Executive Officer, other executive officers, and operating company presidents. All of the benchmarking data were subjectively considered by the Compensation Committee as one point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company performance, individual performance and the Company’s compensation philosophy and objectives. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, did not establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median), and did not utilize the data as part of specific formulas when making compensation determinations for these executives.

The Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the Chief Executive Officer, other executive officers, and operating company presidents are within appropriate ranges in comparison to comparable companies. The Compensation Committee believes that the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.

Annual Determination of Specific Compensation

The determination of the specific amount of salary, participation level for cash bonus awards and size of equity-based grants for a particular executive officer depends in substantial part on the nature and scope of the responsibilities of the individual’s job and the quality and impact of the individual’s performance and contributions.

Salary

In determining the amount of base salary for the Chief Executive Officer for 2008, the Compensation Committee gave substantial consideration to Mr. Southwell’s performance of his responsibilities as the Company’s Chief Executive Officer, and to the Company’s performance under his leadership. The Committee also took into account the other components of Mr. Southwell’s total compensation and the benchmarking analysis provided by Hewitt.

The Committee reviewed in detail Mr. Southwell’s total compensation package (base compensation, annual bonus, long-term incentives, benefits and perquisites and potential change-of-control payments), as well as data on his stock ownership, the value of equity received from the Company’s long-term incentive plans and available benchmarking information. The Committee determined that Mr. Southwell’s compensation package satisfied its compensation policy for the chief executive officer which emphasizes longer-term incentives and de-emphasizes perquisites and change-of-control payments.

In determining the amount of base salary for the Chairman for 2008, the Compensation Committee considered Mr. Vie’s performance in his role as executive Chairman. The Committee determined that his compensation package was appropriate in light of these considerations. In reviewing the amount of base salary for each of the other executive officers for 2008, the Compensation Committee considered the recommendations made by the Chief Executive Officer based on his assessment of the individual’s job performance and contributions, relevant benchmarking analysis, and observations of the Committee with respect to the individual’s job performance. The executive officer performance assessments were subjective and did not entail measurement against specific goals or other objective factors.

As previously noted, the 2009 executive compensation program approved by the Compensation Committee incorporates a shift in the mix of pay components provided to the Company’s executive officers. For 2009, the Compensation Committee reduced the annual base salaries for Messrs. Southwell and Vie from the levels in effect for 2008 and maintained the annual base salaries for Messrs. Draut, Renwick and Roeske. These salary decisions reflect the increased focus on compensation based on performance and longer-term goals under the new program adopted for 2009, as well as the difficult state of the economy and the resulting effects on the Company.

Formula Bonuses

For 2008, the Named Executive Officers other than Mr. Vie and Mr. Roeske were eligible for annual cash bonuses under the Company’s Incentive Bonus Plan based on formulas set by the Compensation Committee in the form of financial measures of Company performance. The Incentive Bonus Plan is an annual cash incentive program used to motivate and reward eligible executives of the Company and its subsidiaries for achieving the Company’s performance objectives. The Incentive Bonus Plan was designed to qualify as a performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Internal Revenue Code”) to preserve the Company’s federal income tax deduction for bonuses paid thereunder. The Incentive Bonus Plan was approved by the Company’s shareholders at the 2004 Annual Meeting of the Shareholders.

The Compensation Committee made the decision to discontinue Mr. Vie’s eligibility for participation in the Incentive Bonus Plan beginning in 2007 following the relinquishment of his duties as Chief Executive Officer. The Committee determined that, in light of Mr. Vie’s more limited role in the Company’s day-to-day operations as executive Chairman, the bonus component of his compensation would no longer be appropriate.

As the Company’s principal accounting officer and controller, Mr. Roeske was not eligible for bonuses under the Incentive Bonus Plan. However, Mr. Roeske and other financial employees excluded from participation under the Incentive Bonus Plan are eligible to participate in the 2009 Performance Incentive Plan. For information about the discretionary bonus provided to Mr. Roeske for 2008, see the discussion below under the heading “Discretionary Bonuses.”

The payment of a bonus under the Company’s bonus plan for any particular year is conditioned on the attainment of the relevant performance criteria as established by the Compensation Committee at the beginning of such year. The Committee makes an annual selection of the specific performance criteria applicable for the next year from a range of performance indicators set forth in the Incentive Bonus Plan. Once established by the Compensation Committee, the performance criteria for a particular year cannot be changed by the Committee or the Company. Such criteria may (but need not) differ for each participant in the Incentive Bonus Plan, but must be based on one or more of the following factors, individually or in combination: operating income of the Company or any of its subsidiaries or operating units; operating earnings per share of the Company; return on revenues, assets or equity; increases in revenues or cash flow; reductions in costs; bad debt experience of the Company’s automobile finance business; or the market value of the Company’s Common Stock.

In 2008, the selected criteria applicable to the eligible Named Executive Officers related to the increase in revenues and operating income (adjusted and measured as profit margin as described below) of the Company’s business units. These particular metrics were chosen because Company management believes, and the Compensation Committee concurs, that they emphasize operational excellence and healthy business growth and are instrumental in driving increased shareholder value. The 2008 bonus formulas heavily weighted profits, while recognizing the importance of revenue growth. For 2008, the eligible Named Executive Officers could potentially have received cash bonuses of up to 70% of their base salaries based on formulas that were adopted by the Compensation Committee at its February 2008 meeting.

The bonus percentage that was applied against base salary for the eligible Named Executive Officers of the Company was comprised of two parts. The first part was growth in 2008 in insurance earned premium revenues and automobile finance revenues, compared to 2007, expressed as a percentage (“Revenue Growth Component”). The second part was adjusted net operating income as a percentage of insurance premium and automobile finance revenues (“Profit Margin Percentage”), multiplied by a bonus factor equal to 6, 10 or 12, depending on the achievement of specified levels of performance defined, respectively, as acceptable, expected or optimum (“Profit Margin Component”). In calculating Profit Margin Percentage, net operating income from both continuing and discontinued operations was adjusted to exclude net realized investment gains or losses, equity in net income of the Company’s investee (Intermec, Inc.), investment income on capital, and various other non-operating revenues or expenses. The total bonus percentage was the sum of the Revenue Growth Component and the Profit Margin Percentage. No bonuses were to be payable if the Profit Margin Percentage was below 1% or if the Revenue Growth Component was lower than a negative 10%.

At its meeting in February 2009, the Compensation Committee determined the extent to which performance criteria for 2008 under the Incentive Bonus Plan had been met and awarded bonuses to eligible executive officers in accordance with the plan. The amounts paid to the eligible Named Executive Officers in 2009 for 2008 performance, which represent 14.9% of their respective annual base salaries, are disclosed below in the “Non-Equity Incentive Plan Compensation” column of the SUMMARY COMPENSATION TABLE.

In addition, at its meeting in February 2009, the Compensation Committee adopted the 2009 Performance Incentive Plan and granted annual and multi-year awards thereunder to the Named Executive Officers other than Mr. Vie, subject to approval of certain plan provisions by the Company’s shareholders at the Company’s 2009 Annual Meeting of Shareholders. The 2009 Performance Incentive Plan provides for an annual performance-based cash bonus award similar to Incentive Bonus Plan, as well as a multi-year award component tied to longer-term performance objectives. The features of the 2009 Performance Incentive Plan are discussed in more detail below, in the section entitled “Proposal 3: Approval of the Material Terms of Performance Goals Under the Company’s 2009 Performance Incentive Plan.”

Discretionary Bonuses

In determining whether to award Mr. Roeske a discretionary bonus for 2008, and the amount of any such bonus, the Compensation Committee considered the recommendation provided by the Chief Executive Officer and Chief Financial Officer, which took into account such factors as Mr. Roeske’s particular contributions over the year, whether his overall compensation with or without a bonus would be fair and appropriate as a member of the senior management team, and competitive job market factors, as well as the Committee’s own subjective assessment of Mr. Roeske’s performance. At its meeting in February 2009, the Compensation Committee awarded a discretionary bonus to Mr. Roeske. The amount paid to Mr. Roeske in 2009 for 2008 performance is disclosed below in the “Bonus” column of the SUMMARY COMPENSATION TABLE.

Discretionary cash bonuses are occasionally awarded by the Compensation Committee to other executive officers in addition to formula bonuses under the Incentive Bonus Plan. Mr. Roeske was the only Named Executive Officer awarded a discretionary bonus for 2008.

Stock Options and Restricted Stock

As noted above, stock options have been, and continue to be, an integral part of the Company’s compensation program. The Compensation Committee pays close attention to share retention resulting from the exercise of option awards previously granted to the Company’s executive officers, and includes share retention as one of the factors considered in determining the appropriate award level for new equity grants. However, the Committee does not utilize formulas in making such determinations, other than to assess compliance with the Stock Ownership Policy described below. The Committee believes that the Company’s stock option program has played the principal role in the acquisition of significant levels of Company stock held by its executive officers, thereby better aligning the interests of the Company’s management and shareholders.

In considering the number of stock options to award to a particular executive officer, the Compensation Committee also takes into account the subjective evaluation of the Committee or the Chief Executive Officer as to the individual’s ability to influence the long-term growth and profitability of the Company, given his or her particular job responsibilities. In light of his overall responsibility for the Company’s operations and financial results, the Chief Executive Officer would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company.

In determining the size of the 2008 annual option grant to the Chief Executive Officer, the Compensation Committee focused on incenting Mr. Southwell to increase his shareholdings in the Company to better align his interests with those of the other shareholders, and on establishing his leadership role with regard to share ownership by executive officers. The Committee considered data on Mr. Southwell’s stock ownership, the value of equity previously awarded to him under the Company’s long-term incentive plans, and the benchmarking analysis provided by Hewitt.

The Compensation Committee ended Mr. Vie’s participation in the Company’s equity compensation program in 2007, after considering his more limited role as the Company’s executive Chairman, the prior option grants he had been awarded during his fourteen-year tenure as Chief Executive Officer and in previous positions with the Company and his current stockholdings in the Company.

The size of the option grant for 2008 for each of the other executive officers was determined by the Compensation Committee after considering recommendations made by the Chief Executive Officer, the benchmarking analysis provided by Hewitt, and data on historical equity grants to, and stock owned by, each such officer.

As previously mentioned, the executive compensation program adopted for 2009 is comprised of a revised mix of equity compensation which includes performance-based restricted stock in addition to stock options which do not include the restorative option feature. The size of the equity awards granted in 2009 by the Compensation Committee to each of the Named Executive Officers was determined using the following methodology. The size of the equity awards granted to each such officer in 2008 was converted to stock option equivalents, with one stock option share equal to one stock option equivalent. One half of the stock option equivalents for each Named Executive Officer was converted to performance-based restricted stock at the rate of one share of restricted stock for every five stock option equivalents. The 2009 performance-based restricted stock awards provide for vesting based on the Company’s total shareholder return over a three-year performance period relative to a peer group comprised of companies in the S&P Supercomposite Insurance Index. Each Named Executive Officer other than the Chief Executive Officer also received a stock option award in 2009 in the amount of the remaining half of his stock option equivalents. The size of the stock option award granted in 2009 to the Chief Executive Officer represents an increase of 50,000 stock option equivalents over the 2008 level, reflecting the Compensation Committee’s decision to reduce his base salary and shift the value to stock options.

In connection with the 2008 compensation program review previously mentioned, the Compensation Committee conducted a historical and prospective review and analysis of the restorative option feature of the Company’s stock option program. At its meeting in February 2009, the Compensation Committee amended the 2002 Stock Option Plan and the 1995 Nonemployee Director Option Plan to eliminate the restorative option feature prospectively. Although the Committee believed that the restorative option program had been a key component of the Company’s stock option plans and was successful in achieving the Committee’s objective of having executive officers acquire and hold significant levels of Company stock, the Committee noted the general decline in the use of restorative option programs by other companies over recent years, considered the advantages and disadvantages of the program for the Company, and decided to end the Company’s restorative option program in 2009.

Beginning in 2009, restorative options are not included in new option awards. This change will apply to new option awards made on or after February 3, 2009. Restorative options may still be granted in connection with the exercise of outstanding options granted before February 3, 2009 and restorative options relating to such grants, if and when the applicable eligibility requirements are met. These requirements include the need for the expiration date of the option to be at least six or twelve months beyond the date of exercise, and, for options granted on or after February 1, 2006, for the share price on the exercise date to meet the appreciation requirement set forth in the applicable option agreement.

Stock Ownership Policy

Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of the Company’s Common Stock by its executive officers, although mandatory levels of stock ownership were not imposed prior to 2006. The Company maintains a Stock Ownership Policy that applies to the Company’s non-employee directors and specified executive officers which currently include the Company’s Chief Executive Officer and Vice Presidents. Non-employee directors are required to maintain, at a minimum, ownership of the lesser of 2,000 shares or the number of shares valued at three times the amount of their annual retainer for board service, not including fees paid for committee service and meeting attendance. The Chief Executive Officer is required to maintain, at a minimum, ownership of the lesser of 50,000 shares or the number of shares valued at three times his annual base salary. Each Vice President is required to maintain, at a minimum, ownership of the lesser of 5,000 shares or the number of shares valued at such officer’s annual base salary.

More importantly, as noted above, the Compensation Committee closely monitors shareholdings by executive officers and expects them to substantially exceed the formal minimums set forth in the policy. The shareholdings of each of the Named Executive Officers exceeded the minimum levels required under the policy as of December 31, 2008. The number of shares of the Company’s Common Stock held by each Named Executive Officer as of March 13, 2009 as are follows: Southwell (135,806); Draut (111,461); Vie (229,406); Renwick (53,555); and Roeske (55,295).

In addition, pursuant to the Stock Ownership Policy, each grant agreement executed after January 31, 2006 between the Company and a Designated Officer imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of restricted stock, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting.

Equity-Based Compensation Granting Process

The Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation. The Compensation Committee believes that non-discretionary timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions noted below, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including the executive officers.

The Compensation Committee’s predominant practice is to approve equity-based compensation awards at the same time each year at its regular meeting in late January or early February. The dates of regular Board and Board committee meetings in a given year, and hence the dates of annual equity-based compensation grants, are typically set in advance by the Board in the middle of the preceding year. Each restricted stock grant, and each option grant other than a restorative option grant (as discussed below), is effective on the date that the grant is specifically approved by the Compensation Committee, and the exercise price for each option share granted is the closing price of a share of Common Stock on the effective date.

The Board of Directors has delegated authority to the Chief Executive Officer to grant up to an aggregate total of 100,000 option shares under the 2002 Stock Option Plan in connection with new hires or employee promotions, and up to an aggregate total of 50,000 shares of restricted stock under the Restricted Stock Plan in connection with new hires, provided that such awards are not made to himself or any Section 16 Officer. A total of 60,000 option shares and 9,500 restricted stock shares have been awarded under the delegated authority through 2008. The exercise price of stock option awards granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is informed periodically about the awards granted pursuant to the delegated authority. In 2008, no options or restricted stock were granted under the delegated authority.

As mentioned above, the Company’s restorative option program was discontinued for all new stock option awards granted beginning in 2009. However, as outstanding options granted prior to 2009 did include the restorative option feature, restorative option grants will continue under these options until the final expiration of all option shares granted in connection with pre-2009 option awards. As discussed in more detail below in the narrative under the caption “Grants of Plan-Based Awards,” the Company’s stock option plans provide for automatic grants of restorative options (“Restorative Options”) to replace shares of previously-owned common stock that an exercising option holder surrenders, either actually or constructively, or are withheld by the Company, to satisfy the exercise price and/or tax withholding obligations relating to the exercise of the underlying option (“Underlying Option”), so long as certain requirements are met at the time of exercise. Each Restorative Option is granted at the time of the exercise of the Underlying Option. As Restorative Options are granted automatically under the express terms of the option plans and the individual option agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates.

In making his annual option grant recommendations to the Compensation Committee, the Chief Executive Officer follows the established option grant cycle, with the limited exception of infrequent, off-cycle option grants made in connection with key new hires or promotions which may be made with Compensation Committee approval or under the delegated authority mentioned above. The Company’s executive officers play no role in the timing of option grants except with regard to such new hire or promotion awards (the timing of which is driven by the particular circumstances of the underlying personnel action), and to Restorative Option grants received by an executive officer (the timing of which is determined by the option holder when he or she decides to exercise the Underlying Option).

Ongoing administration of the Company’s equity-based compensation plans is performed by the Company. Following Compensation Committee approval, the Company promptly delivers stock option and restricted stock agreements for signature by the option recipients. All forms of stock option and restricted stock agreements are approved by the Compensation Committee in advance of their initial use.

Perquisites

Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a few, modest perquisites from the Company. Perquisites received by the Named Executive Officers include eligibility for annual physical examinations at the Company’s cost, payment for spousal travel when accompanying the officer to occasional off-site business meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, PDAs, computer equipment and other resources provided primarily for business purposes. The Company does not provide the Named Executive Officers with certain other commonly provided personal benefits or perquisites, such as country club memberships, financial planning or tax preparation services, personal use of Company-provided automobiles, or use of private airplanes for business or personal travel.

Employee Benefit Plans

The Named Executive Officers are eligible for employee welfare benefits under plans that are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. Under these plans, the Named Executive Officers:

•

Receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual base salary up to a maximum of $400,000, business travel insurance in an amount based on the individual’s annual base salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•

Are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, supplemental life, accident and long-term disability insurance.

Deferred Compensation Plans

The Named Executive Officers are eligible under the Unitrin, Inc. Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) to elect to defer a portion of their cash salaries and bonuses. Information about the Company’s Deferred Compensation Plans in general, and more specific information about participation therein by the Named Executive Officers, is provided in the Executive Compensation section below in the narrative discussion to the NONQUALIFIED DEFERRED COMPENSATION table.

Retirement Plans

The Named Executive Officers are generally eligible for the following plans:

•

Tax-qualified defined benefit pension plan (“Pension Plan”) applicable to all full-time salaried employees hired prior to 2006, including executive officers, meeting age and service-based eligibility requirements (such employees hired beginning in 2006 are instead eligible for the Company’s Defined Contribution Retirement Plan);

•	Non-qualified supplemental defined benefit pension plan (“SERP”) available to key employees, including executive officers, so designated annually by the Board of Directors; and
•

Voluntary 401(k) plan participation which includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the Named Executive Officers is provided in the Executive Compensation section below in the narrative discussions to the PENSION BENEFITS table.

Other Post-Employment Compensation

Change-in-control benefits applicable to the Named Executive Officers are described in more detail below under the section entitled “Potential Payments Upon Termination or Change in Control.” These benefits are provided under individual severance agreements with the Named Executive Officers, and provisions in their stock option and restricted stock agreements which are included in agreements with all grant recipients under these equity-based compensation plans. The Named Executive Officers are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Impact of Accounting and Tax Regulations

Compensation-related plans have been and may be amended from time to time to accommodate changes in tax and accounting rules. To the extent practicable and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends executive compensation to qualify as tax deductible for federal income tax purposes.

The Employee Stock Option Plans, the Restricted Stock Plan, the Incentive Bonus Plan and the 2009 Performance Incentive Plan have been designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) imposes an annual limit of $1 million on the corporate tax deduction for compensation paid by a public company to its chief executive officer and the other officers listed in the Summary Compensation Table of the company’s proxy statement because they are among the four other most highly compensated executive officers of the company. Currently, the $1 million tax deduction limitation does not apply to a company’s chief financial officer as a result of revised SEC rules adopted in 2006 that require the chief financial officer to be included in the Summary Compensation Table without regard to whether he or she is among the four other most highly compensated executive officers of the company. As a result, under current tax law, Section 162(m) applies to the Company’s Named Executive Officers other than its Chief Financial Officer. Although Section162(m) generally disallows a tax deduction to the Company for compensation in excess of $1 million paid to such Named Executive Officers, certain performance-based compensation (“Performance-Based Compensation”) is specifically exempt from the $1 million deduction limit. All outstanding stock options that have been granted to the Company’s executive officers through the end of 2008 qualify as Performance-Based Compensation that is exempt from the deduction limitation of Section 162(m).

The Incentive Bonus Plan and the 2009 Performance Incentive Plan are formula bonus plans designed to qualify as a Performance-Based Compensation program under Section 162(m) to preserve the Company’s federal income tax deduction for bonuses paid thereunder. A discretionary bonus, such as the discretionary bonus paid to Mr. Roeske for 2008, is not considered Performance-Based Compensation. However, Mr. Roeske’s compensation in 2008 was substantially below the Section 162(m) limit and thus no disallowance occurred.

It is possible that some portion of the compensation related to the September 1, 2006 restricted stock grants made to Messrs. Draut and Roeske may be disallowed as a tax deduction under Section 162(m) in the year in which they vest, scheduled to occur in 2010, although the amount of any such disallowance cannot be determined at this time. The Company expects that the performance-based restricted stock awards granted to the executive officers in 2009 will qualify as Performance-Based Compensation under Section 162(m). Dividends paid on any of these restricted stock grants do not qualify as Performance-Based Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF UNITRIN, INC.

James E. Annable—Chairman

Donald V. Fites

Douglas G. Geoga

William E. Johnston, Jr.

Wayne Kauth

EXECUTIVE OFFICER COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid to the Named Executive Officers, which include the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers serving during the year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Donald G. Southwell	2008	987,500	—	—	831,530	149,000	280,518	6,900	2,255,448
President and Chief Executive Officer	2007 2006	937,500 881,250	— —	— —	1,694,075 1,533,219	240,350 630,000	360,826 273,346	6,750 6,600	3,239,501 3,324,415

Eric J. Draut	2008	775,000	—	220,709	379,008	119,200	156,131	6,900	1,656,948
Executive Vice President and Chief Financial Officer	2007 2006	687,500 637,500	— —	220,091 73,569	1,112,205 1,018,028	177,100 455,000	234,410 194,664	6,750 6,600	2,438,056 2,385,361

Richard C. Vie	2008	900,000	—	—	946,065	—	35,235	6,900	1,888,200
Chairman	2007	925,000	—	—	3,808,495	—	197,683	6,750	4,937,928
	2006	1,000,000	—	—	2,104,980	700,000	312,214	6,600	4,123,794

Scott Renwick	2008	520,000	—	—	169,956	78,970	176,073	6,900	951,899
Senior Vice President, General Counsel and Secretary	2007 2006	480,000 440,000	— —	— —	436,563 309,952	123,970 315,000	228,453 180,637	6,750 6,600	1,275,736 1,252,189

Richard Roeske	2008	312,500	25,000	165,520	104,586	—	43,780	6,900	658,286
Vice President and Chief Accounting Officer	2007 2006	282,500 253,750	50,000 80,000	165,079 55,188	203,078 336,792	— —	57,685 47,401	6,750 6,600	765,092 779,731

(1)	The amounts included in the “Salary” column represent base salary earned for each of years 2008, 2007 and 2006. None of the Named Executive Officers elected to defer compensation earned in such years under the Deferred Compensation Plan. See the narrative discussion below under the caption “Deferred Compensation Plan” for more information about the plan.

(2)	The amounts included in the “Bonus” column represent discretionary cash bonuses for 2008, 2007 and 2006 that were paid in 2009, 2008 and 2007, respectively.

(3)	The amounts included in the “Stock Awards” column represent the compensation expense recognized by the Company in 2008, 2007 and 2006 related to restricted stock awards granted under the Restricted Stock Plan in 2006 to the designated Named Executive Officer, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R). The Company recognizes compensation expense on a straight-line basis over the total requisite service period for the entire award. The grant date fair values of the restricted stock awards were determined using the closing price ($44.08) of a share of Common Stock on September 1, 2006, the grant date. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its executive officer group. For a discussion of valuation assumptions, see Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These shares of restricted stock are subject to forfeiture and transfer restrictions until they vest on the fourth anniversary of the grant date. Under the Restricted Stock Plan, outstanding shares of restricted stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock.

(4)	The amounts included in the “Option Awards” column represent the compensation expense recognized by the Company in 2008, 2007 and 2006 related to stock option awards to the designated Named Executive Officers, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R). The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem stock appreciation right) on the grant date. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its executive officer group. For a discussion of valuation assumptions, see Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

All options in this column were granted pursuant to the Company’s 1990, 1997 or 2002 Stock Option Plans and include automatic grants of Restorative Options. Awards granted in 2008 are listed individually below in the GRANTS OF PLAN-BASED AWARDS table. All grants awarded under the 2002 Stock Option Plan and certain grants awarded under the 1997 Stock Option Plan are coupled with tandem stock appreciation rights (“SARs”). For further information about Restorative Options and SARs, see the narrative discussion under the caption “Grants of Plan-Based Awards” in the next section below.

(5)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent formula bonuses earned under the Company’s Incentive Bonus Plan for 2008, 2007 and 2006 which were paid in 2009, 2008 and 2007, respectively.

(6)	Except for Mr. Vie, the amounts included in this column represent the change in pension value for each Named Executive Officer under the Company’s Pension Plan and SERP as of December 31 of 2008, 2007 and 2006 from the value at the end of the prior calendar year. For Mr. Vie, the amount shown for 2008 includes a change in pension value of $34,715 and “preferential or above-market” earnings of $520 on his deferred compensation balance in the Deferred Compensation Plan. “Preferential or above-market earnings” is defined under applicable SEC rules as the amount of the total annual earnings for 2008 credited to the Named Executive Officer’s account under the plan in excess of 5.35%, which is 120% of the long-term Applicable Federal Rate of interest for December 2008. More information about Mr. Vie’s balance in the Deferred Compensation Plan is included below in the narrative preceding the NONQUALIFIED DEFERRED COMPENSATION table and in footnote (1) to that table.

(7)	The amounts shown in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officers’ accounts under the Company’s 401(k) Savings Plan. None of the Named Executive Officers received perquisites or other personal benefits in 2008, 2007 or 2006 with aggregate incremental costs to the Company in excess of $10,000.

Grants of Plan-Based Awards

Stock Appreciation Rights. Grants awarded under the 2002 Stock Option Plan and original grants awarded under the 1997 Stock Option Plan after January 31, 2005 (including Restorative Options related to such original grants), are coupled with tandem stock appreciation rights. A SAR entitles the holder to surrender all or a portion of an unexercised vested option in exchange for shares of Common Stock having an aggregate value equal to the “embedded gain” in the surrendered option. The “embedded gain” in an option is derived by taking the difference between the per share exercise price of the option and the market price of a share of Common Stock on the date of exercise and multiplying such difference by the number of shares covered by such option.

Option Features. Each option granted to the Named Executive Officers in 2008 was a non-qualified option for federal income tax purposes, with an exercise price that is the closing price of a share of Common Stock on its grant date. Each original stock option award (“Original Option”) granted to the Named Executive Officers in 2008 becomes exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date and expires on the tenth anniversary of its grant date. Each Restorative Option granted in 2008 becomes exercisable on the six-month anniversary of its grant date and expires on the expiration date of the Underlying Option.

Restorative Options. Although new option grants awarded under the Employee Stock Option Plans after 2008 do not include Restorative Options, all options granted to the Named Executive Officers in 2008 include the right to receive Restorative Options under specified circumstances. For original option awards granted prior to 2009, subject to certain restrictions at the time of exercise, these stock option plans provide for automatic grants of Restorative Options to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, or that the Company withholds to satisfy the exercise price and/or tax withholding obligations relating to the exercise of the Underlying Option. Restorative Options are subject to the same terms and conditions as the Underlying Options, including the expiration date, except that the exercise price of a Restorative Option is equal to the fair market value of Common Stock on the date of its grant. Restorative Options cannot be exercised until six months after the date of grant.

The grant of a Restorative Option does not result in an increase in the total number of shares and options held by an option holder, but changes the mix of the two. A Restorative Option is intended to enable an option holder to remain in essentially the same economic position with respect to potential appreciation of the Common Stock as if he or she had continued to hold the Underlying Option unexercised.

Pursuant to 2006 stock option plan amendments approved by the Board of Directors and stock option grant agreement amendments approved by the Compensation Committee, Restorative Options will not be granted to an option holder in connection with the exercise of an Original Option granted on or after February 1, 2006, or a Restorative Option granted thereunder, unless: (i) the closing price of a share of Common Stock is at least 15% higher than the exercise price of the Underlying Option; and (ii) the Underlying Option is not scheduled to expire within twelve months of the exercise date. Pursuant to 2009 stock option plan amendments approved by the Board of Directors and stock option grant agreement amendments approved by the Compensation Committee, Restorative Options will not be granted to an option holder in connection with any new option awards granted beginning in 2009.

GRANTS OF PLAN-BASED AWARDS

The following table shows each grant of an award to the Named Executive Officers in 2008 under the Company’s executive compensation plans. These plans include the Incentive Bonus Plan, Employee Stock Option Plans and the Restricted Stock Plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Donald G. Southwell	2/05/08	—	—	—	—	150,000	37.15	715,470
	2/05/08	50,000	420,000	700,000	—	—	—	—

Eric J. Draut	2/05/08	—	—	—	—	75,000	37.15	357,735
	2/05/08	40,000	336,000	560,000	—	—	—	—

Richard C. Vie	—	—	—	—	—	—	—	—

Scott Renwick	2/05/08	—	—	—	—	30,000	37.15	143,094
	2/05/08	26,500	222,600	371,000	—	—	—	—

Richard Roeske	2/05/08	—	—	—	—	15,000	37.15	71,547

(1)	These columns show the range of payouts for 2008 performance that were possible under the Company’s Incentive Bonus Plan for bonuses granted on February 5, 2008, as described in the section titled “Formula Bonuses” in the Compensation Discussion and Analysis. The bonuses shown in the “Target” column represent 42% of the respective officer’s 2008 annual base salary, the payout at the “Target” performance level. The amounts shown in the “Threshold” and “Maximum” columns represent, respectively, 5% and 70% of the individual’s 2008 annual base salary, the minimum and maximum amounts of payouts that were possible for any bonuses paid under the Incentive Bonus Plan for 2008.

(2)	These are Original Options, granted on the date the award was approved by the Compensation Committee. All options granted in 2008 were non-qualified options for federal income tax purposes and represent Original Option awards made to the Named Executive Officers by the Compensation Committee under the Unitrin, Inc. 2002 Employee Stock Option Plan.

(3)	The exercise price of the awards is equal to the closing price of a share of Common Stock on the grant date.

(4)	For stock options, the Black-Scholes option pricing model was used to estimate the fair value of each option/SAR on the grant date. For a discussion of valuation assumptions, see Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its executive officer group.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table shows the unexercised stock option awards and unvested restricted stock awards for each Named Executive Officer which were outstanding as of December 31, 2008. The awards were granted under the Company’s Employee Stock Option and Restricted Stock Plans.

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Donald G. Southwell	4,992	—	49.58	5/5/2009	—	—	—
	1,182	—	50.00	5/5/2009	—	—	—
	10,151	—	52.17	5/5/2009	—	—	—
	5,824	—	48.50	5/3/2010	—	—	—
	10,329	—	48.70	5/3/2010	—	—	—
	401	—	49.58	5/3/2010	—	—	—
	6,703	—	52.17	5/3/2010	—	—	—
	3,383	—	48.50	5/2/2011	—	—	—
	28,576	—	48.70	5/2/2011	—	—	—
	14,312	—	48.70	5/1/2012	—	—	—
	28,575	—	48.81	5/1/2012	—	—	—
	20,426	—	49.58	5/1/2012	—	—	—
	12,217	—	47.59	2/5/2013	—	—	—
	11,347	—	48.50	2/5/2013	—	—	—
	124	—	49.58	2/5/2013	—	—	—
	23,054	—	52.17	2/5/2013	—	—	—
	16,665	—	48.16	2/3/2014	—	—	—
	32,896	—	48.50	2/3/2014	—	—	—
	16,476	—	49.11	2/3/2014	—	—	—
	17,500	—	43.10	2/1/2015	—	—	—
	16,407	—	47.67	2/1/2015	—	—	—
	16,386	—	48.16	2/1/2015	—	—	—
	4,808	—	48.50	2/1/2015	—	—	—
	11,136	—	49.58	2/1/2015	—	—	—
	75,000	25,000	47.86	2/1/2016	8/1/2009	—	—
	50,000	50,000	49.79	2/6/2017	(1)	—	—
	37,500	112,500	37.15	2/5/2018	(2)	—	—

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Eric J. Draut	1,846	—	46.69	5/5/2009	—	—	—
	11,137	—	47.31	5/5/2009	—	—	—
	4,708	—	48.16	5/5/2009	—	—	—
	16,163	—	48.76	5/5/2009	—	—	—
	10,043	—	47.31	5/3/2010	—	—	—
	8,430	—	47.37	5/3/2010	—	—	—
	13,123	—	48.76	5/3/2010	—	—	—
	21,788	—	46.67	5/2/2011	—	—	—
	1,731	—	47.15	5/2/2011	—	—	—
	17,145	—	47.37	5/2/2011	—	—	—
	377	—	46.69	5/1/2012	—	—	—
	15,481	—	47.40	5/1/2012	—	—	—
	29,629	—	48.58	5/1/2012	—	—	—
	7,080	—	47.31	2/5/2013	—	—	—
	8,295	—	47.40	2/5/2013	—	—	—
	8,186	—	48.16	2/5/2013	—	—	—
	8,239	—	48.76	2/5/2013	—	—	—
	1,831	—	52.00	2/5/2013	—	—	—
	12,500	—	44.37	2/3/2014	—	—	—
	19,903	—	48.16	2/3/2014	—	—	—
	15,595	—	48.76	2/3/2014	—	—	—
	25,000	—	43.10	2/1/2015	—	—	—
	3,873	—	46.06	2/1/2015	—	—	—
	11,699	—	47.40	2/1/2015	—	—	—
	7,820	—	48.76	2/1/2015	—	—	—
	37,500	12,500	47.86	2/1/2016	8/1/2009	—	—
	25,000	25,000	49.79	2/6/2017	(1)	—	—
	18,750	56,250	37.15	2/5/2018	(2)	—	—
	—	—	—	—	(3)	20,000	318,800

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Richard C. Vie	16,831	—	47.64	5/5/2009	—	—	—
	131,544	—	49.75	5/5/2009	—	—	—
	8,356	—	50.87	5/5/2009	—	—	—
	25,569	—	49.75	5/3/2010	—	—	—
	8,934	—	49.96	5/3/2010	—	—	—
	31,667	—	50.53	5/3/2010	—	—	—
	30,727	—	51.74	5/3/2010	—	—	—
	2,079	—	47.64	5/2/2011	—	—	—
	115,418	—	50.83	5/2/2011	—	—	—
	38,828	—	50.87	5/2/2011	—	—	—
	54,182	—	49.96	5/1/2012	—	—	—
	44,619	—	50.87	5/1/2012	—	—	—
	26,608	—	51.74	5/1/2012	—	—	—
	52,476	—	52.97	5/1/2012	—	—	—
	34,449	—	48.76	2/5/2013	—	—	—
	16,066	—	48.90	2/5/2013	—	—	—
	43,400	—	49.75	2/5/2013	—	—	—
	34,495	—	52.00	2/5/2013	—	—	—
	46,725	—	49.75	2/3/2014	—	—	—
	139,724	—	50.03	2/3/2014	—	—	—
	50,000	—	43.10	2/1/2015	—	—	—
	46,568	—	48.30	2/1/2015	—	—	—
	46,435	—	48.85	2/1/2015	—	—	—
	10,946	—	49.75	2/1/2015	—	—	—
	34,224	—	51.74	2/1/2015	—	—	—
	75,000	25,000	47.86	2/1/2016	8/1/2009	—	—

Scott Renwick	2,645	—	46.65	5/5/2009	—	—	—
	2,105	—	47.10	5/5/2009	—	—	—
	7,814	—	48.16	5/5/2009	—	—	—
	9,019	—	46.43	5/3/2010	—	—	—
	2,943	—	47.46	5/3/2010	—	—	—
	20,425	—	46.65	5/2/2011	—	—	—
	9,096	—	48.16	5/1/2012	—	—	—
	13,523	—	48.81	5/1/2012	—	—	—
	4,336	—	44.81	2/5/2013	—	—	—
	4,249	—	46.43	2/5/2013	—	—	—
	4,075	—	47.46	2/5/2013	—	—	—
	4,068	—	48.81	2/5/2013	—	—	—
	25,000	—	44.37	2/3/2014	—	—	—
	12,500	—	43.10	2/1/2015	—	—	—
	11,276	—	50.04	2/1/2015	—	—	—
	18,750	6,250	47.86	2/1/2016	8/1/2009	—	—
	12,500	12,500	49.79	2/6/2017	(1)	—	—
	7,500	22,500	37.15	2/5/2018	(2)	—	—

	Option Awards				Vesting Date	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Richard Roeske	3,844	—	47.89	5/3/2010	—	—	—
	2,959	—	48.26	5/3/2010	—	—	—
	810	—	50.03	5/3/2010	—	—	—
	5,994	—	47.89	5/2/2011	—	—	—
	1,984	—	48.26	5/2/2011	—	—	—
	3,423	—	47.89	5/1/2012	—	—	—
	4,672	—	48.26	5/1/2012	—	—	—
	948	—	52.17	5/1/2012	—	—	—
	3,267	—	48.26	2/5/2013	—	—	—
	3,163	—	50.03	2/5/2013	—	—	—
	3,197	—	50.04	2/5/2013	—	—	—
	3,187	—	52.17	2/5/2013	—	—	—
	2,396	—	47.14	2/3/2014	—	—	—
	2,308	—	49.75	2/3/2014	—	—	—
	4,618	—	50.03	2/3/2014	—	—	—
	2,500	—	43.10	2/1/2015	—	—	—
	2,348	—	47.14	2/1/2015	—	—	—
	2,309	—	48.26	2/1/2015	—	—	—
	2,263	—	49.75	2/1/2015	—	—	—
	11,250	3,750	47.86	2/1/2016	8/1/2009	—	—
	7,500	7,500	49.79	2/6/2017	(1)	—	—
	3,750	11,250	37.15	2/5/2018	(2)	—	—
	—	—	—	—	(3)	15,000	239,100

(1)	These options vest ratably in equal increments on 8/6/2009 and 8/6/2010.

(2)	These options vest ratably in equal increments on 8/5/2009, 8/5/2010 and 8/5/2011.

(3)	These restricted stock shares all vest on 9/1/2010.

(4)	Market value in this column was determined using the closing price ($15.94) of a share of Common Stock on December 31, 2008, the last business day of the year.

Option Exercises and Stock Vested

No stock options were exercised by any of the Named Executive Officers in 2008 and no shares of restricted stock held by any of the Named Executive Officers vested in 2008.

Retirement Plans

The Pension Plan is a tax-qualified defined benefit pension plan that covers certain full-time salaried employees meeting minimum age and service-based eligibility requirements. In general, to be eligible, employees must be at least 21 years old and have provided at least one year of service (as defined in the Pension Plan) to the Company. The Pension Plan covers only employees hired prior to January 1, 2006, while those hired on or after January 1, 2006 are instead eligible to participate only in the Company’s Defined Contribution Retirement Plan. All of the Company’s current executive officers were hired prior to January 1, 2006 and therefore are participants in the Pension Plan.

A participant earns a benefit under the Pension Plan in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period which ends three calendar months prior to a participant’s termination date. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. For 2008, the annual Social Security Covered Compensation used was $53,954.

Compensation covered by the Pension Plan is the participant’s annual base salary, formula bonus under the Incentive Bonus Plan and annual discretionary bonus. The normal retirement age under the Pension Plan is age 65, and the normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and fifty percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value.

Messrs. Southwell and Renwick are currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service to the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.

Mr. Vie previously participated in the United Insurance Company of America Pension Plan for Management and Clerical Employees (“United Insurance Company Plan”), which was subsequently merged into the Company’s Pension Plan. His participation in the United Insurance Company Plan was suspended on January 1, 1992 and no further contributions will be made on his behalf. However, Mr. Vie will be entitled to benefits under the plan upon his retirement from the Company based on his contributions made through the end of 1991.

The SERP, the Company’s non-qualified supplemental defined benefit pension plan, was established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan under the Internal Revenue Code. The SERP benefit is computed using the same formula applicable to the Pension Plan without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation may be eligible to participate in the SERP by designation of the Board of Directors. For 2008, compensation to determine the benefit under the Pension Plan was limited to $230,000. The Company’s executive officers are eligible to participate in the SERP.

The executive officers are also eligible to participate in a voluntary 401(k) plan that includes a Company matching contribution feature offered to all full-time salaried employees meeting age and service-based eligibility requirements.

PENSION BENEFITS

The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and SERP for each Named Executive Officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Donald G. Southwell	Pension Plan	12	247,925
	SERP	12	1,386,542
Eric J. Draut	Pension Plan	17	250,428
	SERP	17	947,792
Richard C. Vie	Pension Plan	17	617,335	(2)
	SERP	17	2,907,247	(2)
Scott Renwick	Pension Plan	17	345,016
	SERP	17	769,845
Richard Roeske	Pension Plan	17	200,296
	SERP	17	106,131

(1)	These present value amounts were determined on the assumption that the Named Executive Officers have been or will remain in service until age 65, the age at which retirement may occur under the Pension Plan and SERP without any reduction in benefits, using the same measurement date, discount rate assumptions and actuarial assumptions described in Note 18 to the consolidated financial statements included in the Company’s 2008 Annual Report on Form 10-K. The discount rate assumption was 6% for 2008 and the mortality assumptions were based on the 1983 Group Annuity Male Mortality Table. The accumulated benefits are based on the years of credited service shown in the table and the Average Monthly Compensation as of December 31, 2008 as described above in the narrative preceding this table.

(2)	These amounts include Mr. Vie’s benefit under the United Insurance Company Plan. Mr. Vie’s eight years of participation under the United Insurance Company Plan earned him an annual accrued benefit equal to $20,971 in addition to the benefit earned under the Pension Plan and the SERP. The present value of his benefit under the United Insurance Company Plan is $172,463, consisting of $163,483 under the Pension Plan and $8,980 under the SERP.

Deferred Compensation Plan

The Deferred Compensation Plan was established to allow certain executives that are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.

To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of ten years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 100% of his or her regular annual base salary, formula bonus under the Incentive Bonus Plan, and annual discretionary bonus in excess of a limit established annually under the Internal Revenue Code. For 2008, the compensation limit was $230,000. No withdrawals are permitted under the Deferred Compensation Plan other than regularly scheduled distributions.

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant at the time of his or her annual election to participate in the Deferred Compensation Plan from the choices made available by the Company. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan. Investment choices may be changed by participants on a quarterly basis.

As employees designated by the Board of Directors, the Named Executive Officers are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. None of the Named Executive Officers elected to defer any of their 2008 compensation under the Deferred Compensation Plan. The funds selected for hypothetical investments in 2008 by the Named Executive Officers with balances from prior years in the Deferred Compensation Plan, and the 2008 annual loss on investment for each of these funds, was: Wells Fargo Advantage Index Fund: 37.39%; Dreyfus Appreciation Fund: 32.37%; and Janus Overseas Fund: 52.75%.

As a former executive of the Company’s former parent corporation, Teledyne, Inc., Mr. Vie had elected to defer a portion of his compensation that he earned under the Teledyne Management Bonus Compensation Plan (“Teledyne Plan”) until his retirement. The Company assumed liability for Mr. Vie’s balance under the Teledyne Plan at the time of Unitrin’s spin-off from Teledyne in 1990. The amounts deferred to the Teledyne Plan are credited with an interest rate that varies from year to year based on prevailing market interest rates. For 2008, the interest rate used was 6.50%. Upon his retirement from the Company, the bonus amounts deferred by Mr. Vie under the Teledyne Plan, along with the accrued interest on those amounts, will be paid in the form of a 10-year installment payable quarterly, although the Company has the option to pay the amount owed to him in the form of a lump sum.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the aggregate earnings or loss in 2008 and the balances as of December 31, 2008 for the Named Executive Officers under the Deferred Compensation Plan.

Name	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Donald G. Southwell	(14,516)	19,651
Eric J. Draut	(118,860)	141,820
Richard C. Vie	4,486	73,504	(3)
Scott Renwick	—	—
Richard Roeske	(32,396)	54,345

(1)	$520 of the aggregate earnings shown in this column for Mr. Vie is reported above in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SUMMARY COMPENSATION TABLE.

(2)	The balances shown in this column represent the balances for the respective individuals based on prior deferrals plus earnings or losses accrued through December 31, 2008. Of the amounts shown in this column for Messrs. Southwell, Draut and Roeske, the portions representing their original deferral amounts were previously reported as compensation in the Company’s SUMMARY COMPENSATION TABLE in prior years. None of the Named Executive Officers elected to defer compensation earned in 2008.

(3)	This amount is the balance on Mr. Vie’s account that originated with his management bonus deferral under the Teledyne Plan as described in the narrative preceding this table.

Potential Payments Upon Termination or Change in Control

The table below shows benefits that would have been payable to the Named Executive Officers as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2008. These amounts would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the Named Executive Officers and the Company in connection with a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with stock option and/or restricted stock awards they received. However, none of the Named Executive Officers is a party to any other individual employment agreement with the Company that would entitle him to receive any other termination benefits from the Company.

In addition to the amounts shown in the table below, the Named Executive Officers would have been entitled to receive benefits to which they have vested rights, and which are generally available to salaried employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (i) upon termination of employment, such as payments of 401(k) Savings Plan distributions and accrued vacation; and (ii) upon death or disability, such as life, business travel or long-term disability insurance. In addition, under the Deferred Compensation Plan, the Named Executive

Officers other than Mr. Renwick (who has never participated in the plan), may have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above in the section captioned “Deferred Compensation Plan.”

In the case of Mr. Vie, any separation from the Company as of December 31, 2008, whether resulting from a “change in control,” death, disability or voluntary retirement, would also have triggered the start of retirement benefit distributions under the Pension Plan, SERP and the United Insurance Company Plan (as described above in the section captioned “Retirement Plans”), as he had previously reached the normal retirement age under these plans. In the case of Mr. Southwell or Mr. Renwick, a voluntary early retirement election effective December 31, 2008 would have entitled him to receive vested benefits under the Pension Plan and SERP, actuarially reduced to give effect to his age on such date. The specific retirement benefit amounts that would have been paid to Messrs. Vie, Southwell or Renwick would have been determined in accordance with the form of distribution elected by such individual and based on the present values shown above in the Pension Benefits table. Messrs. Draut and Roeske were not eligible to receive retirement benefits as of December 31, 2008.

The Company has entered into Severance Agreements with the Named Executive Officers that provide them with various severance benefits in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change in control. The form of the Severance Agreements was amended effective January 1, 2009 to revise several provisions regarding the timing of certain payments that may be made to the Named Executive Officers thereunder to ensure that such payments would comply with Section 409A of the Internal Revenue Code. The amendments did not otherwise affect the terms, conditions and amounts of the benefits provided under the Severance Agreements. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board. Each Named Executive Officer would be entitled under the Severance Agreements to: (i) a lump sum severance payment based on the multiple (specified below) of his annualized salary; (ii) continuation for up to three years (in the case of Messrs. Southwell and Vie) or two years (for the other Named Executive Officers) of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks. The Severance Agreements contain identical terms and conditions, except that the severance compensation multiple is 3.0 for Messrs. Southwell and Vie and 2.0 for the other Named Executive Officers.

The agreement for each stock option and restricted stock award to a Named Executive Officer provides that, in the event of a change in control as defined in the grant agreement, the

Company’s Board of Directors must choose one of four alternative ways to handle the award, which may include the immediate vesting of the award.

Under the Severance Agreements, benefits payable as a result of a change in control, whether under the Severance Agreements or under any other arrangement with the Company, are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code. Depending on what actions are taken by the Company’s Board of Directors under the Company’s Employee Stock Option Plans and Restricted Stock Plan in connection with a change in control, certain amounts relating to nonqualified stock options and restricted stock would be factored into the determination regarding excess parachute payments. If there had been a change in control on December 31, 2008, and as a result, severance benefits had been paid and vesting of stock options and restricted stock had been accelerated on December 31, 2008, and valued as described in the following paragraph, no Named Executive Officers would have received gross-ups for excess parachute payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information concerning payments and benefits that would have become payable to the Named Executive Officers in connection with the termination of their employment as of December 31, 2008 resulting from a change in control of the Company or the death or disability of the individual officer:

	Donald G. Southwell ($)	Eric J. Draut ($)	Richard C. Vie ($)	Scott Renwick ($)	Richard Roeske ($)
Change in Control

Lump Sum Severance Payments(1)	3,000,000	1,600,000	2,700,000	1,060,000	640,000
Value of Accelerated Stock Options(2)(3)	—	—	—	—	—
Value of Accelerated Restricted Stock(2)(3)	—	318,800	—	—	239,100
Premium for life insurance(4)	43,212	21,400	50,850	28,808	14,304
Premium for health insurance(4)	22,130	19,610	22,130	19,610	6,747
Outplacement Services(4)	40,000	40,000	40,000	40,000	40,000

Total	3,105,342	1,999,810	2,812,980	1,148,418	940,151

Death or Disability

Value of Accelerated Stock Options(3)(5)	—	—	—	—	—
Value of Accelerated Restricted Stock(3)(5)	—	318,800	—	—	239,100

Total	—	318,800	—	—	239,100

(1)	The amounts shown represent severance payable under the Severance Agreements.

(2)	The amounts shown assume that the Board of Directors elected to accelerate the vesting of these stock options and restricted stock shares as of December 31, 2008.

(3)	The amounts shown represent the value of the stock options and restricted stock that would have been subject to accelerated vesting as of December 31, 2008. No value is shown for the accelerated stock options because no unvested options were in the money as of December 31, 2008. The value of the accelerated restricted stock was calculated using the closing price of a share of Common Stock on December 31, 2008. The number of shares subject to unvested stock options and exercise prices thereof, and the number of shares of unvested restricted stock awards are set forth in the OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END table.

(4)	The amounts shown are the estimated costs to provide outplacement services for fifty-two weeks and continuation for up to three years (in the case of Messrs. Southwell and Vie) or two years (for the other Named Executive Officers) of the life and health insurance benefits pursuant to the Severance Agreements.

(5)	Acceleration of vesting of stock options awarded on or after February 1, 2005 (including Restorative Options granted in connection with the exercise thereof), and of vesting of all restricted stock, would occur automatically upon the death or disability of the restricted stock holder pursuant to the terms of the applicable plans and grant agreements. No value is shown for stock options that would have accelerated upon the death or disability of a Named Executive Officers as of December 31, 2008 because none of such options was in the money as of such date. In accordance with the terms of the plans and grant agreements applicable to stock options granted to Named Executive Officers as original awards prior to February 1, 2005 (and Restorative Options granted in connection with the exercise thereof) vesting would not accelerate upon the death or disability of the option holder as of December 31, 2008.

PROPOSAL 3:

APPROVAL OF THE MATERIAL TERMS

OF PERFORMANCE GOALS UNDER THE COMPANY’S

2009 PERFORMANCE INCENTIVE PLAN

Proposal

Shareholders are being asked to approve the material terms of the performance goals that may apply to awards under the Unitrin, Inc. 2009 Performance Incentive Plan (the “Performance Incentive Plan”) to executive officers whose compensation is subject to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). This approval is necessary to preserve the Company’s federal income tax deduction for such awards.

Section 162(m) imposes an annual limit of $1 million on the corporate tax deduction for compensation paid by a public company to its chief executive officer and its other officers who are listed in the Summary Compensation Table of the company’s proxy statement because they are among the four other most highly compensated executive officers of the company. The tax deduction limitation does not currently apply to a company’s chief financial officer as a result of revised SEC rules adopted in 2006 that require the chief financial officer to be included in the proxy statement compensation table without regard to whether he or she is among the four other most highly compensated executive officers of the company. This $1 million deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). These requirements include shareholder approval of the material terms of the performance goals applicable to the performance-based compensation payable to the employees subject to Section 162(m).

The material terms of the Performance Incentive Plan that must be approved are: (1) the class of employees eligible to receive compensation upon achievement of performance goals applicable to awards under the plan; (2) the business criteria on which such performance goals may be based; and (3) the maximum amount that may be paid to any employee subject to Section 162(m) upon achievement of the performance goal(s) applicable to an award under the plan.

The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to approve this proposal. In the event that this proposal is not approved, the awards granted in 2009 under the Performance Incentive Plan to employees subject to Section 162(m) at the time of payout would be null and void. As the Performance Incentive Plan does not restrict the Company’s right to provide other or additional forms of compensation to its executive officers (including, but not limited to, salary, restricted stock or other awards outside of the Performance Incentive Plan), in the event that this proposal is not approved, the Compensation Committee may, in its discretion, approve discretionary bonuses or other awards outside of the Performance Incentive Plan to such employees.

The following description of the Performance Incentive Plan is only a summary, which is qualified in its entirety by reference to the actual plan document, which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov or from the Company’s website at www.unitrin.com. You may also obtain a copy of the Performance Incentive Plan at no charge from the Company by contacting Unitrin Investor Relations by telephone at 312-661-4930, by e-mail at investor.relations@unitrin.com, or by writing to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

Overview of the Performance Incentive Plan.

On February 3, 2009, the Compensation Committee adopted the Performance Incentive Plan, which is intended to attract, motivate and reward eligible executives, and was designed to enable the grant of awards that qualify as performance-based compensation under Section 162(m) to preserve the Company’s federal income tax deduction for such compensation. The Performance Incentive Plan replaced the Incentive Bonus Plan that had provided for annual cash bonus awards to executives. Under the Performance Incentive Plan, executive employees of the Company and its subsidiaries and affiliates may receive grants of annual and multi-year cash incentive awards tied to the achievement of performance goals established under the plan.

Each award is evidenced by an instrument that specifies the vesting provisions, the applicable performance period, performance measures, performance goals, threshold, maximum and target payouts and such other provisions as have been approved for such Participant in accordance with the Performance Incentive Plan. Awards granted in 2009 to employees whose compensation is subject to Section 162(m) are contingent upon receipt of shareholder approval of the material terms of their performance goals.

Eligibility

All executive-level employees of the Company and its subsidiaries and affiliates are eligible to participate in the Performance Incentive Plan. The selection of recipients for awards under the Performance Incentive Plan from among eligible employees will be determined from time to time in the discretion of the Compensation Committee, or, for awards to employees other than the executive officers of the Company and the operating company presidents and group executives of the Company’s subsidiaries and affiliates, by the Company’s Chief Executive Officer. On February 3, 2009, 120 employees were granted awards under the Performance Incentive Plan.

Business Criteria—Performance Measures

For awards intended to qualify as performance-based compensation under Section 162(m), the Compensation Committee is required to approve the performance goals for the applicable performance period no later than the latest date permitted under Section 162(m). The performance goals will be based on objective performance criteria which may differ for each participant, but will be based on one or more of the following factors set forth in the Performance Incentive Plan (“Performance Measures”):

•	Net earnings or net income (before or after taxes);

•	Operating earnings per share;

•	Net sales or revenue growth;

•	Operating income and/or average increase in dollars of operating income of the Company or any of its subsidiaries or operating units;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, revenue or investment portfolio performance returns or yields);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets;

•	Bad debt experience;

•	Reduction in costs;

•	Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

•	Insurance company underwriting income, combined ratios, loss ratios or expense ratios.

Performance Measures may be defined in accordance with generally acceptable accounting principles or otherwise, and may be used to measure the performance of the Company, a subsidiary, and/or an affiliate, as a whole or as to any business unit thereof, or any combination thereof, as the Compensation Committee, in its sole discretion, deems appropriate in approving awards intended to qualify as performance-based compensation under Section 162(m).

Maximum Amounts Payable

The maximum amount that can be paid under an annual incentive or a multi-year incentive award in any year to an employee whose compensation is subject to Section 162(m) is $2,000,000.

Plan Benefits

On February 3, 2009, the Compensation Committee granted annual and multi-year incentive awards to the Named Executive Officers other than Mr. Vie under the Performance Incentive Plan. To the extent that payouts under such awards are subject to Section 162(m), they are contingent upon the receipt of shareholder approval. The forms of the annual incentive award instrument and multi-year incentive award agreement applicable to these awards are attached as Exhibits 10.2 and 10.3, respectively, to the Current Report on Form 8-K/A filed by the Company on February 10, 2009.

Subject to the vesting provisions and achievement of performance goals measured over calendar year 2009, payout under the annual awards granted on February 3, 2009 will be made in early 2010. Subject to the vesting provisions and achievement of performance goals over the three-year period ending December 31, 2011, payout under the multi-year incentive awards granted on February 3, 2009 will be made in early 2012. For each of these awards, the Compensation Committee established payouts for specified threshold, target and maximum performance levels.

When granted, each award was assigned a Target Bonus Percentage representing a percentage of the recipient’s annual base salary. For annual awards, annual base salary is the recipient’s base salary in effect as of April 1 of the year that comprises the performance period. In the case of multi-year awards, the base salary is the average of the recipient’s base salary in effect as of April 1 during each year in the performance period. For 2009, the Compensation Committee adopted the following Target Bonus Percentages for each of the annual and multi-year awards for the following eligible Named Executive Officers: Donald G. Southwell (50%); Eric J. Draut (40%); Scott Renwick (40%); and Richard Roeske (30%). In calculating the payout for each award, the actual performance results for the performance period are compared to the performance matrix for such period to determine a Target Multiplier percentage. The maximum payout is set at 200% of the Target Bonus Percentage (expressed as a 200% Target Multiplier) and the threshold payout is set at 50% of the Target Bonus Percentage (expressed as a 50% Target Multiplier).

The performance criteria for the annual awards granted to the eligible Named Executive Officers in 2009 are based on growth of insurance premium and auto finance revenues and profit margin. The performance criteria selected by the Compensation Committee for the multi-year awards granted to the eligible Named Executive Officers in 2009 are based on compound annual growth rate and return on average shareholders’ equity over the three-year performance period. However, with respect to half of the annual and multi-year award granted to Mr. Draut, the performance criteria selected by the Compensation Committee are instead based on financial measures applicable to Fireside Bank. For the annual award, the performance criteria applicable to Fireside Bank are based on a multiplier that is inversely related to the net charge-off of automobile loan receivables for 2009. For the multi-year award, the performance criteria applicable to Fireside Bank are based on the amount of Fireside Bank’s capital that is expected to be returned to the Company, as measured by: the capital returned to the Company from Fireside Bank over the three-year performance period; and the amount of capital retained by Fireside Bank as of December 31, 2011.

The following table shows potential payouts under annual and multi-year awards made in 2009 to the Named Executive Officers under the Performance Incentive Plan. Actual payouts are not presently determinable, as they depend upon the Company’s performance results for periods not yet completed.

NEW PLAN BENEFITS

Performance Incentive Plan

Name and Position	Type of Award	Dollar Value of Estimated Possible Payouts Under 2009 Performance Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)
Donald G. Southwell,	Annual Award	225,000	450,000	900,000
President and Chief Executive Officer	Multi-Year Award	225,000	450,000	900,000

Eric J. Draut,	Annual Award	160,000	320,000	640,000
Executive Vice President and Chief Financial Officer	Multi-Year Award	160,000	320,000	640,000

Richard C. Vie, Chairman(2)	—	—	—	—

Scott Renwick,	Annual Award	106,000	212,000	424,000
Senior Vice President, General Counsel and Secretary	Multi-Year Award	106,000	212,000	424,000

Richard Roeske,	Annual Award	48,000	96,000	192,000
Vice President and Chief Accounting Officer	Multi-Year Award	48,000	96,000	192,000

Executive Officer Group (includes the Named Executive Officers listed above)	Annual Award	656,310	1,312,620	2,625,240
	Multi-Year Award	662,550	1,325,100	2,650,200

Non-Executive Director Group(3)	—	—	—	—

Non-Executive Officer Employee Group(4)	Annual Award	1,701,601	3,403,202	6,806,403
	Multi-Year Award	1,521,136	3,042,272	6,084,544

(1)	These columns show a sample range of payouts at three performance levels under the annual and multi-year awards granted in 2009 under the Performance Incentive Plan. The amounts shown in the “Threshold” column represents a payout at the minimum level of performance for which a payout would be made under the award, and the amounts shown in the “Maximum” column represents the maximum possible payout under the award. No payout would be made under the award if actual performance is lower than the Threshold level.

(2)	As noted above in the Section entitled “Compensation Discussion and Analysis,” the Compensation Committee had previously ended Mr. Vie’s participation in the Company’s equity-compensation and bonus programs in connection with his relinquishment of his role as the Company’s Chief Executive Officer in 2007.

(3)	The Company’s non-employee directors are not eligible to participate in the Performance Incentive Plan.

(4)	The amounts shown for the Non-Executive Officer Employee Group represent only the possible payouts under the portions of awards to such employees that are based on financial performance goals; such awards also include performance goals based on individual performance goals that may not reasonably be determined prior to the end of the applicable performance periods.

Other Plan Provisions

Determination of Award Payouts. After each performance period, the Company will provide the data and calculations necessary to assess the results and achievement of performance goals applicable to awards for such performance period. The Compensation Committee, for awards to employees subject to Section 162(m), and either the Compensation Committee or the Company’s Chief Executive Officer for all other employees, will review such information and make a determination as to the degree of achievement of each performance goal based on the actual results for such performance period. The payout that would be due to an employee subject to Section 162(m) upon application of the performance goals for the applicable performance period may not under any circumstance be increased, but such payout may be reduced by the Compensation Committee, in its sole discretion, to the extent necessary to prevent a payout in excess of the maximum annual award payout.

Vesting/Forfeiture. Provisions set forth in the Performance Incentive Plan or, to the extent different from such provisions, in particular award instruments, determine the applicable vesting requirements and the consequences of the employment termination of the award recipients under specified circumstances.

Award Adjustments. Subject to certain limitations under the Performance Incentive Plan, the Compensation Committee may make adjustments in the terms, conditions and performance criteria applicable to awards in recognition of certain unusual or nonrecurring events affecting the Company or an award recipient, or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Performance Incentive Plan. To the extent any such adjustments would affect awards to employees subject to Section 162(m), the Compensation Committee would approve such adjustments only in a form that meets the requirements of Section 162(m).

Plan Amendment and Termination

The Board may at any time amend, suspend or terminate the Performance Incentive Plan, but no material amendment will be made without shareholder approval if required by law, and no such action may materially and adversely affect any outstanding award under the plan without the written consent of the affected participant or impact the distribution of any award under the plan that is subject to Section 162(m) or Section 409A of the Internal Revenue Code, except as permitted by such applicable code section.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF PROPOSAL 3.

PROPOSAL 4:

APPROVAL OF THE MATERIAL TERMS

OF PERFORMANCE GOALS UNDER THE COMPANY’S

2005 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN

Proposal

Shareholders are being asked to approve the material terms of the performance goals that may apply to awards under the Unitrin, Inc. 2005 Restricted Stock and Restricted Stock Unit Plan (the “Restricted Stock Plan”) to executive officers whose compensation is subject to Section 162(m). This approval is necessary to preserve the Company’s federal income tax deduction for such awards.

As described above in the section regarding Proposal 3 which pertains to the Performance Incentive Plan, the $1,000,000 federal tax deduction limitation imposed by Section 162(m) does not apply to performance-based compensation that satisfies the requirements of Section 162(m). These requirements include shareholder approval of the following material terms of the Restricted Stock Plan: (1) the class of employees eligible to receive compensation upon achievement of performance goals applicable to awards under the plan; (2) the business criteria on which such performance goals may be based; and (3) the maximum amount that could be paid to any employee subject to Section 162(m) upon achievement of the performance goal(s) applicable to an award under the plan.

The affirmative vote of a majority of the outstanding Common Stock having voting power present, in person or by proxy, at the Annual Meeting is required to approve this proposal. In the event that this proposal is not approved, future awards to employees subject to Section 162(m) would not qualify as performance-based compensation and so may be subject to the $1,000,000 limitation on federal tax deductions, unless the material terms of the applicable performance goals are approved by the shareholders at the 2010 Annual Meeting.

The following description of the Restricted Stock Plan is only a summary, which is qualified in its entirety by reference to the actual plan document, which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov or from the Company’s website at

www.unitrin.com. You may also obtain a copy of the Restricted Stock Plan at no charge from the Company by contacting Unitrin Investor Relations by telephone at 312-661-4930, by e-mail at investor.relations@unitrin.com, or by writing to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

Overview of the Restricted Stock Plan

The Restricted Stock Plan was adopted in 2005 by the Company’s Board of Directors and approved by the Company’s shareholders at the 2005 Annual Meeting. The Restricted Stock Plan is intended to foster an increased sense of proprietorship and personal involvement in the Company’s success in eligible employees and to encourage them to devote their best efforts to the Company’s business. Amendments to the Restricted Stock Plan were approved and made effective in 2009, primarily to modify certain provisions to conform with certain technical requirements of Sections 162(m) and 409A of the Internal Revenue Code.

Under the Restricted Stock Plan, eligible participants may receive grants of restricted stock and/or restricted stock units pursuant to the approval by the Compensation Committee which administers the plan. The shares subject to grants of restricted stock under the Restricted Stock Plan are the Common Stock of the Company. Restricted stock units are similar to restricted stock except that no shares of Common Stock are actually awarded to the participant on the date of grant.

Each grant under the Restricted Stock Plan is evidenced by an agreement that specifies the period of restriction, the number of shares of restricted stock or restricted stock units granted, and such other provisions as approved by the Compensation Committee. Grants may include restrictions that are time-based, performance-based, imposed by applicable legal or stock exchange requirements, or based on other factors as approved and set forth in the grant agreement.

Eligibility

The selection of actual recipients for grants under the Restricted Stock Plan from among eligible individuals will be determined from time to time in the discretion of the Compensation Committee or by the Company’s Chief Executive Officer pursuant to a delegation of authority under the plan. Eligible participants in the Restricted Stock Plan include all employees of the Company and its subsidiaries and affiliates and, by specific designation of the Compensation Committee, other individuals who provide certain consulting or advisory services to the Company, its subsidiaries and/or affiliates.

As of December 31, 2008, approximately 7,700 employees were technically eligible for Restricted Stock Plan grants. Grants under the Restricted Stock Plan have been, and are expected to continue to be, utilized primarily for grants to a selective group of managerial-level employees. On February 3, 2009, 151 employees received grants under the Restricted Stock Plan, 67 of whom received grants of performance-based restricted stock.

Business Criteria—Performance Measures

For grants intended to qualify as performance-based compensation under Section 162(m), the Compensation Committee is required to approve the performance goals for the applicable performance period no later than the latest date permitted under Section 162(m). The performance goals will be based on objective performance criteria that may differ for each participant in the Restricted Stock Plan, but will be based on one or more of the Performance Measures set forth in the plan. These are the same Performance Measures set forth the Performance Incentive Plan. For a full listing and description of the Performance Measures, see section entitled “Business Criteria—Performance Measures” on pages 58-59 above in the section regarding Proposal 3.

Maximum Numbers of Shares Under the Plan and Individual Participant Limitations

The aggregate number of shares of Common Stock issued under the Restricted Stock Plan may not exceed 1,000,000. For grants designed to qualify as performance-based compensation under Section 162(m), the maximum aggregate grant under the Restricted Stock Plan in any year to any one participant is 100,000 shares of restricted stock or restricted stock units plus the amount of the participant’s unused award limit from the prior year. Any shares of Common Stock related to grants which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or which are settled in cash in lieu of such shares, will be available for future grants under the Restricted Stock Plan.

Performance-Based Restricted Stock Grants in 2009

As discussed in more detail above under the heading “Compensation Discussion and Analysis,” the executive compensation program adopted by the Compensation Committee for 2009 includes a revised mix of equity compensation that includes performance-based restricted stock in addition to stock options. Although grants under the Restricted Stock Plan were not previously included as a basic component of the executive officer compensation program, the Compensation Committee revised the program in 2009, changing the mix of compensation elements to put more emphasis on compensation based on performance and longer-term goals, and granted performance-based restricted stock to the executive officers as part of their basic compensation.

The performance-based restricted stock awards granted on February 3, 2009 are subject to forfeiture and transfer restrictions until vesting on the third anniversary of the grant date in accordance with the award agreements, which provide for payouts based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2011 relative to a peer group comprised of companies in the S&P Supercomposite Insurance Index (“Peer Group”). The award agreements for each of these grants provide for grants of additional shares of time-vested restricted stock to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on total shareholder return relative to the Peer Group. Under the terms of the Restricted Stock Plan, shares of Restricted Stock may be voted and are entitled to receive dividends on the same basis as all other outstanding shares of Common Stock. The form of performance-based restricted stock grant agreement for the grants to the Named Executive Officers in 2009 is attached as Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on February 9, 2009.

The following table shows the number of shares and the grant date fair value of the performance-based restricted stock granted on February 3, 2009. The number of shares shown represents the shares that would vest if the performance goals were achieved at the “target” performance level. A Monte Carlo simulation was used to develop the grant date fair value of $14.04 per share on a basis consistent with the fair value measurement objective of Statement of Financial Accounting Standards No. 123(R). The Monte Carlo simulation model produces a risk-neutral simulation of the daily returns on the common stock of the Company and each of the other companies included in the Peer Group. Returns generated by the simulation depend on the risk-free interest rate used and the volatilities of, and the correlation between, these stocks. The model simulates stock prices and dividend payouts to the end of the three-year performance period. Total shareholder returns are generated for each of these stocks based on the simulated prices and dividend payouts. The total shareholder returns are then ranked, and the Company’s simulated ranking is converted to a payout percentage based on the terms of the performance-based restricted stock awards. The payout percentage is applied to the simulated stock price at the end of the performance period, reinvested dividends are added back, and the total is discounted to the valuation date at the risk-free rate. This process is repeated approximately ten thousand times, and the grant date fair value is equal to the average of the results from these trials.

NEW PLAN BENEFITS

Restricted Stock Plan

Name and Position	Dollar Value of Performance-Based Restricted Stock Award at the Target Level ($)(1)	Number of Performance-Based Restricted Stock Shares Awarded at the Target Level (#)(2)
Donald G. Southwell	210,600	15,000
President and Chief Executive Officer

Eric J. Draut	105,300	7,500
Executive Vice President and Chief Financial Officer

Richard C. Vie	—	—
Chairman(3)

Scott Renwick	42,120	3,000
Senior Vice President, General Counsel and Secretary

Richard Roeske	21,060	1,500
Vice President and Chief Accounting Officer

Executive Officer Group (includes the Named Executive Officers listed above)(2)	428,220	30,500

Non-Executive Director Group(4)	—	—

Non-Executive Officer Employee Group(2)	510,354	36,350

(1)	The amounts shown represent the grant date fair value of the shares of performance-based restricted stock shown in column two, which were granted on February 3, 2009 and valued using the Monte Carlo valuation method as described in the narrative preceding this table.

(2)	The amounts shown represent only performance-based restricted stock granted on February 3, 2009, determined as if the performance goals were achieved at the “target” level. Time-vested restricted stock was also granted on February 3, 2009. Such time-based restricted stock grants include an aggregate of 500 shares with a grant date fair value of $6,775 made to one of the Company’s executive officers who is not a Named Executive Officer, and an aggregate of 45,450 shares with a grant date fair value of $615,848 made to employees in the Non-Executive Officer Employee Group. The grant date fair value of the time-vested restricted stock granted on February 3, 2009 was determined using the closing price ($13.55) of a share of Common Stock on the grant date.

(3)	As noted above in the Section entitled “Compensation Discussion and Analysis,” the Compensation Committee had previously ended Mr. Vie’s participation in the Company’s equity-compensation and bonus programs in connection with his relinquishment of his role as the Company’s Chief Executive Officer in 2007.

(4)	The Company’s non-employee directors are not eligible to participate in the Restricted Stock Plan.

Other Plan Provisions

Determination of Award Payouts. In accordance with the Company’s procedures, after each performance period, the Company will provide the data and calculations necessary to assess the results and achievement of performance goals applicable to grants for such performance period. The Compensation Committee will review such information and make a determination as to the degree of achievement of each performance goal based on the actual results for such performance period. The payout that would be due to an employee subject to Section 162(m) upon application of the performance goals for the applicable performance period may not be adjusted upward, but the Compensation Committee may adjust an award downward, either on a formula or discretionary basis or any combination, as the committee determines in its discretion.

Vesting/Forfeiture. Provisions set forth in the Restricted Stock Plan or, to the extent different from such provisions, in particular grant agreements, determine the applicable vesting requirements and the consequences of the employment termination of the grant recipients under specified circumstances.

Award Adjustments. Subject to certain limitations under the Restricted Stock Plan, the Compensation Committee may make adjustments in the terms, conditions and performance criteria applicable to grants in recognition of certain unusual or nonrecurring events affecting the Company or a grant recipient, or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Restricted Stock Plan. To the extent any such adjustments would affect grants to employees subject to Section 162(m), the Compensation

Committee would approve such adjustments only in a form that meets the requirements of Section 162(m).

Plan Amendment and Termination

The Board may at any time amend, suspend or terminate the Restricted Stock Plan, but no material amendment will be made without shareholder approval if required by law or stock exchange regulation, and no such action may materially and adversely affect any outstanding grant without the written consent of the affected participant or impact the distribution of any grant that is subject to Section 162(m) or Section 409A of the Internal Revenue Code, except as permitted by such applicable code section.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF PROPOSAL 4.

DIRECTOR COMPENSATION

The following table shows the compensation earned for 2008 by the members of the Board of Directors who are not employed by the Company:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James E. Annable	72,000	24,649	—	96,649
Donald V. Fites	57,000	24,649	20,000	101,649
Douglas G. Geoga	84,000	24,649	—	108,649
Reuben L. Hedlund	90,000	24,649	—	114,649
Jerrold V. Jerome	60,000	24,649	—	84,649
William E. Johnston, Jr.	96,000	24,649	—	120,649
Wayne Kauth	84,000	24,649	—	108,649
Fayez S. Sarofim	52,000	—	—	52,000
Ann E. Ziegler	81,000	24,649	19,400	126,049

(1)	Fees shown in this column were earned for service on the Board and/or Board committees, and include amounts deferred at the election of an individual board member under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion above in the Executive Compensation section above under the caption “Deferred Compensation Plan.”

(2)	The amounts shown in this column represent the compensation costs recognized by the Company in 2008 in connection with stock option awards to the designated non-employee directors, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R). The Black-Scholes option pricing model was used to estimate the fair value of each option on the grant date. Amounts shown do not include an estimate of forfeitures, as the Company does not assume a forfeiture rate for its non-employee director group. For a discussion of valuation assumptions, see Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Under the Director Stock Option Plan, eligible non-employee directors receive an annual option grant to purchase 4,000 shares of Common Stock. Only non-employee directors who are retired employees, as is the case with Mr. Jerome, or who first became members of the Board of Directors after November 1, 1993, are eligible to participate in the Director Stock Option Plan. Mr. Sarofim has been a director since 1990 and so is not eligible to receive options under the Director Stock Option Plan. Additional information about the Director Stock Option Plan is provided below in the narrative following the table captioned “2008 Annual Non-Employee Director Compensation Program” on page 70.

For each non-employee director, the following table shows the total number of outstanding option shares held as of December 31, 2008 and the grant date fair value of option shares granted in 2008:

Name	Outstanding Option Shares as of 12/31/08 (#)	Grant Date Fair Value of 2008 Option Grants ($)
James E. Annable	33,617	21,120
Donald V. Fites	20,000	21,120
Douglas G. Geoga	40,596	21,120
Reuben L. Hedlund	28,000	21,120
Jerrold V. Jerome	32,360	21,120
William E. Johnston	39,096	21,120
Wayne Kauth	21,090	21,120
Fayez S. Sarofim	—	—
Ann E. Ziegler	32,000	21,120

The model and valuation assumptions used to estimate the fair values shown in the foregoing table are described above in the first paragraph to this footnote. These grant date fair values represent the annual option award granted to each eligible non-employee director on May 7, 2008 under the Director Stock Option Plan.

(3)	The amounts shown in this column represent the aggregate amount of payments made in 2008 and 2009 by the Company pursuant to its “Matching Gifts to Education Program” to match donations made by the designated director in 2008. Under this program, the Company will match tax deductible donations of up to $10,000 made to eligible educational institutions by employees, directors and retirees of the Company on a $2 for $1 basis up to an annual aggregate of $20,000 per donor.

2008 Annual Non-Employee Director Compensation Program

The amounts shown in the above table as “Fees Earned or Paid in Cash” are based on the annual non-employee director compensation program in effect for 2008 which provided for the following compensation:

Board of Directors
Annual Retainer	$35,000
Annual Option Grant	Options to purchase 4,000 shares of Common Stock
Annual Meeting Fee	$ 1,500 for each Board Meeting attended
Executive Committee
Annual Member Retainer	$ 8,000
Annual Chairman Retainer	$16,000
Audit Committee
Annual Member Retainer	$12,000
Annual Chairman Retainer	$27,000
Meeting Attendance Fee	$ 2,000 for each Audit Committee Meeting attended on a day other than a day when the Board of Directors meets
Compensation Committee
Annual Member Retainer	$ 8,000
Annual Chairman Retainer	$15,000
Nominating & Corporate Governance Committee
Annual Member Retainer	$ 5,000
Annual Chairman Retainer	$15,000

Under the Director Stock Option Plan, a director who (i) first became a director after November 1, 1993 and is not an employee of the Company or any subsidiary of the Company, or (ii) has retired as an employee of the Company or a subsidiary of the Company, is eligible to receive grants of options to purchase the Company’s Common Stock. The Director Stock Option Plan provides that such eligible directors automatically receive at the conclusion of each Annual Meeting a grant of options to purchase 4,000 shares of Common Stock. Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives an option grant covering 4,000 shares of Common Stock under the Director Stock Option Plan.

The exercise price for all options granted under the Director Stock Option Plan is the closing price of a share of Common Stock on the grant date. All options granted under the Director Stock Option Plan become exercisable on the first anniversary of the grant date, expire on the tenth anniversary of the grant date, and, for options granted prior to 2009, include the right to receive Restorative Options in defined circumstances. As discussed in the section entitled “Compensation Discussion and Analysis” on pages 36-37 above, the Restorative Option program was eliminated on a prospective basis effective February 3, 2009. As a result, annual stock option awards granted under the Director Stock Option Plan beginning in 2009 will not include the right to receive Restorative Options. In connection with options granted prior to 2009, Restorative Options are granted automatically to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price, so long as certain requirements are met at the time of exercise. For additional information about Restorative Options, see the narrative discussion in the Executive Officer Compensation and Benefits section above under the caption “Grants of Plan-Based Awards.” The non-employee directors are eligible to defer up to 100% of the fees earned for service on the board and board committees under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section above under the caption “Deferred Compensation Plan.”

All directors are entitled to reimbursement for travel expenses incurred in attending Board of Directors and Board committee meetings. Each of the Company’s directors, including the directors who are also members of management, is a party to an indemnification and expense advancement agreement with the Company, as permitted by the Delaware General Corporation Law. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Bylaws and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.

INCORPORATION BY REFERENCE

Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

Scott Renwick
Secretary

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy or voting in person at the Annual Meeting, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Daylight Saving Time, on Tuesday, May 5, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - James E. Annable	☐	☐	02 - Eric J. Draut	☐	☐	03 - Douglas G. Geoga	☐	☐
04 - Reuben L. Hedlund	☐	☐	05 - William E. Johnston, Jr.	☐	☐	06 - Wayne Kauth	☐	☐
07 - Fayez S. Sarofim	☐	☐	08 - Donald G. Southwell	☐	☐	09 - Richard C. Vie	☐	☐
10 - Ann E. Ziegler	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2009:	☐	☐	☐	3. Approval of Material Terms of Performance Goals under the Company’s 2009 Performance Incentive Plan:	☐	☐	☐

4. Approval of Material Terms of Performance Goals under the Company’s 2005 Restricted Stock and Restricted Stock Unit Plan:	☐	☐	☐	5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2009. The Company’s 2009 Proxy Statement and 2008 Annual Report to Shareholders are available under Investors on the Company’s website at www.unitrin.com.

You may vote your shares by telephone or Internet, by mailing your proxy card, or by attending the Annual Meeting in person. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312-661-4930, or by e-mail at investor.relations@unitrin.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — UNITRIN, INC.

One East Wacker Drive

Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard C. Vie, Donald G. Southwell and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 13, 2009, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. Central Daylight Saving Time, on May 6, 2009, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 11:59 p.m., Central Daylight Saving Time, on May 1, 2009.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

(Continued and to be signed on the reverse side)

SCRIPT OF VOTING IN ACCORDANCE WITH

RECOMMENDATIONS OF BOARD OF DIRECTORS

Dialog between application and the caller

IVR:	Welcome to InvestorVote at Computershare. <pause>

Before you can vote, I’ll need to validate some information from your proxy card. On the front of your card there is a colored bar that contains a series on numbers. First, locate the number that’s circled. Please say that number now, one digit at a time.

Caller:	[Responds]

IVR:	Next, locate the number that’s underlined and starts with a letter. Please ignore the letter and any zeroes that may immediately follow it when speaking it back to me. Please say that number now, one digit at a time.

Caller:	[Responds]

IVR:	Thank you. Please hold while I validate those numbers.

This message will play repeatedly until the host system responds:	(three seconds of silence followed by…)…still verifying (three more seconds of silence)…please continue to hold…

IVR:	Lastly, located to the right of the number you just provided is a number within a box. Please say that number now, one digit at a time.

Caller:	[Responds]

IVR:	Thank you. Please hold while I verify that number...

IVR:	Ok, you’ll be voting your proxy for Unitrin, Inc.

IVR:	I’m about to take you through the voting process. Please keep your voting card in front of you to follow along. Ok, let’s begin. You can vote in one of two ways. You can either vote all the proposals along with the recommendations of the Board of Directors or you can vote on the proposals one at a time. Would you like to vote all the proposals along with the Board’s recommendations?

Caller:	[Responds YES]

IVR:	Do you plan to attend the meeting?

Caller:	[Responds]

IVR:	Ok, just to confirm. You’ve elected to vote all proposals in accordance with the recommendations of the Board of Directors.

IVR:	Is this correct?

If you’d like to hear the information again, say Repeat.

[CONFIRMATION OR VOTING STEPS REPEAT BASED ON CALLER’S RESPONSE]

Caller:	[Responds]

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system responds:	(three seconds of silence followed by…) …please continue to hold…

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER RESPONDED YES WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. I am now going to end this call unless you have another proxy card to vote or want to change your vote. Do you need to vote again?

[VOTING STEPS REPEAT IF VOTER RESPONDS YES]

Caller:	Timeout

IVR:	Thank you for voting. Goodbye.

Caller:	[Hangs up]

SCRIPT OF VOTING ONE PROPOSAL AT A TIME

Dialog between application and the caller

[PROCESS BEGINS AS SHOWN ABOVE AT THE BEGINNING OF THE FIRST SCRIPT]

IVR:	I’m about to take you through the voting process. Please keep your voting card in front of you to follow along. Ok, lets begin. You can vote in one of two ways. You can either vote all the proposals along with the recommendations of the Board of Directors or you can vote on the proposals one at a time. Would you like to vote all the proposals along with the Board’s recommendations?

Caller:	[Responds NO]

IVR:	Ok, let’s vote on each proposal.

IVR:	Proposal 1. The Board of Directors recommends a vote FOR all nominees.

In which of the following three ways would you like to vote on the nominees? “For all”, “Withhold all”, or “Withhold individual”?

ALTERNATIVES 1 – 3 , DEPENDING ON CALLER’S RESPONSE:

#1	Caller: [Responds “For all”]

IVR: Okay, voting for all nominees.

Or #2	Caller: [Responds “Withhold all”]

IVR: Okay, withholding from all nominees.

Or #3	Caller: [Responds “Withhold individual”]

IVR: Okay, we’ll withhold your votes on the nominees you specify. For each nominee listed on your card, there is a corresponding two-digit number. Please say the number of the nominee you want to withhold your votes from.

Caller: [Says number - XX]

IVR: Ok, withholding from nominee number … [XX].

To withhold your vote from another nominee, say the two-digit number. If there are no other nominees you wish to withhold from, say “Finished” [or press #].

[PROCESS CONTINUES IF OTHER NUMBERS ARE PRESSED UNTIL CALLER IS FINISHED]

Caller: Says “Finished.”

IVR: Ok, finished withholding from nominees.

IVR:	Proposal 2, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Proposal 3, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Proposal 4, for which the Board of Directors recommends a vote “FOR”. Which way would you like to vote? “For”, “Against”, Or “Abstain”?

Caller:	[Responds]

IVR:	Do you plan to attend the meeting?

Caller:	[Responds]

IVR:	Ok, you’ve finished voting, but before we process your vote let me list your choices and then you can confirm your vote at the end.

You’ve elected to vote as follows…

[PLAYBACK OF CALLER’S VOTES TO CONFIRM]

Is this correct?

Caller:	[Responds]

IVR:	Please hold while I record your vote.

This message will play repeatedly until the host system responds:	(three seconds of silence followed by…)… please continue to hold…

IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card [ADD IF CALLER RESPONDED YES ABOVE WHEN ASKED ABOUT ATTENDING MEETING: and we look forward to seeing you at the meeting]. I am now going to end this call unless you have another proxy card or you want to change your vote. Do you need to vote again?

[VOTING STEPS REPEAT IF CALLER RESPONDS YES]

Caller:	Timeout

IVR:	Thank you for voting. Goodbye.

Caller:	[Hangs up]

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UNITRIN

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Your Holder Account Number is underlined and appears in the shaded bar on the front of your proxy card.

Your Proxy Access Number is the number in the box to the right of your Holder Account Number.

Please enter your details and click “Login”.

Please note:

If you vote via the Internet, please do not mail your proxy.

HOLDER ACCOUNT NUMBER (including the letter “C” or “X”):

PROXY ACCESS NUMBER: Login

UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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UNITRIN

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-[Name of holder will appear here]-

Current Address

1	demo street Big Apple New Jersey

Unitrin, Inc.

One East Wacker Drive Chicago, Illinois 60601

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder voting below appoints Richard C. Vie, Donald G. Southwell and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 13, 2009, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at the Chase Auditorium, Chase Tower, 10 S. Dearborn Street (Plaza Level), Chicago, IL 60603, at 10:00 a.m. on May 6, 2009, and at any adjournment or postponement thereof, upon the matters set forth on the following screens. This proxy also constitutes confidential voting instructions for all shares, if any, credited to the account of undersigned in the Unitrin 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 11:59 p.m., Central Daylight Saving Time, on May 1, 2009.

This proxy, when properly submitted, will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

Directors’ Recommendations

Click below to cast your vote in accordance with the recommendations of the UNITRIN, INC. Board of Directors.

Vote with Board of Directors

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors:

01 - James E. Annable FOR WITHHOLD

02 - Eric J. Draut FOR WITHHOLD

03 - Douglas G. Geoga FOR WITHHOLD

04 - Reuben L. Hedlund FOR WITHHOLD

05 - William E. Johnston, Jr. FOR WITHHOLD

06 - Wayne Kauth FOR WITHHOLD

07 - Fayez S. Sarofim FOR WITHHOLD

08 - Donald G. Southwell FOR WITHHOLD

09 - Richard C. Vie FOR WITHHOLD

10 - Ann E. Ziegler FOR WITHHOLD

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2009. FOR AGAINST ABSTAIN

3. Approval of Material Terms of Performance Goals under the Company’s 2009 Performance Incentive Plan FOR AGAINST ABSTAIN

4. Approval of Material Terms of Performance Goals under the Company’s 2005 Restricted Stock and Restricted Stock Unit Plan FOR AGAINST ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Choose your voting options above and click “Continue” to view a summary of your voting instructions continue

UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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UNITRIN

Step 3

Click here if you are attending the meeting.

Final Voting Submission

If you wish to register your voting preferences as indicated, press ‘Submit’ to continue. If you wish to change your voting preferences, use the ‘Back’ button below.

Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors:

01 - James E. Annable FOR

02 - Eric J. Draut FOR

03 - Douglas G. Geoga FOR

04 - Reuben L. Hedlund FOR

05- William E. Johnston, Jr. FOR

06 - Wayne Kauth FOR

07 - Fayez S. Sarofim FOR

08 - Donald G. Southwell FOR

09 - Richard C. Vie FOR

10 - Ann E. Ziegler FOR

2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2009. FOR

3. Approval of Material Terms of Performance Goals under the Company’s 2009 Performance Incentive Plan

4. Approval of Material Terms of Performance Goals under the Company’s 2005 Restricted Stock and Restricted Stock Unit Plan

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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UNITRIN, INC.

c/o Computershare Investor Services

250 Royali Street

Canton, MA 02021

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Copyright © 2009 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.

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UNITRIN, INC. c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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